UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THERMO FISHER SCIENTIFIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 81 Wyman Street
 Waltham, MA 02451

April 8, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Thermo Fisher Scientific Inc., which will be held on Wednesday, May 26, 2010, at 1:30 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting. The Company’s 2009 Annual Report to Stockholders also accompanies this letter.

It is important that your shares of the Company’s common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company’s common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the Company’s proxy card (if one has been provided to you). Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

We are pleased this year to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Thank you for your continued support of the Company.

Yours very truly,

MARC N. CASPER
President and Chief Executive Officer

 81 Wyman Street
 Waltham, MA 02451

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 26, 2010.
The Proxy Statement and 2009 Annual Report are available at www.proxyvote.com.

April 8, 2010

To the Holders of the Common Stock of
THERMO FISHER SCIENTIFIC INC.

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Thermo Fisher Scientific (“Thermo Fisher” or the “Company”) will be held on Wednesday, May 26, 2010, at 1:30 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York.

The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of two directors for a three-year term expiring in 2013.

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010.

3.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 29, 2010, are the only stockholders entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

SETH H. HOOGASIAN
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1111.

 81 Wyman Street
 Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

This proxy statement is furnished in connection with the solicitation of proxies by Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Company”) on behalf of the Board of Directors of the Company (the “Board”) for use at the 2010 Annual Meeting of Stockholders to be held on Wednesday, May 26, 2010, at 1:30 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 12, 2010.

Purpose of Annual Meeting

At the 2010 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of two directors for a three-year term expiring in 2013, and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010.

Voting Securities and Record Date

Only stockholders of record at the close of business on March 29, 2010, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 29, 2010, the outstanding voting securities of the Company consisted of 410,364,690 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Tuesday, May 25, 2010, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 25, 2010, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Fisher Scientific 401(k) Retirement Plan and the Fisher Hamilton L.L.C. Retirement Savings Plan

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan or the Fisher Hamilton L.L.C. Retirement Savings Plan (each, a “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 21, 2010, or by telephone or over the Internet by 11:59 p.m. Eastern time on Sunday, May 23, 2010, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. Eastern time on May 21, 2010, or by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 23, 2010.

Beneficial Stockholders

If you hold your shares through a broker, bank or other representative (“broker or representative”), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for director and FOR the ratification of the selection of independent auditors for 2010. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

If you sign and return your proxy card marked “abstain” on the proposal regarding the election of directors or the proposal to ratify the selection of independent auditors for 2010 or choose the same option when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on those proposals and will not be counted as votes cast with regard to those proposals.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority, including the proposal to ratify the selection of independent auditors for 2010. Please note that as a result of recent amendments to stock exchange rules, brokers or representatives subject to those rules no longer have discretionary voting authority with respect to uncontested elections of directors. Therefore, if you do not instruct your broker or representative regarding how you would like your shares to be voted, your broker or representative will not be able to vote on your behalf with respect to the election of directors.

If you hold your shares through the 401(k) Plan, the trustee will vote the shares in your 401(k) Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the Company will vote your shares FOR the nominees for director and FOR the ratification of the selection of independent auditors for 2010.

Vote Required for Approval

Under the Company’s bylaws, in an uncontested election, a nominee for director will be required to obtain a majority of the votes cast in person or by proxy at the annual meeting in order to be elected, such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

Under the Company’s bylaws, approval of the proposal to ratify the selection of independent auditors for 2010 will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

The number of directors constituting the full Board is currently fixed at twelve. Effective as of the date of this year’s Annual Meeting of Stockholders, the number of directors will be fixed at eleven. The Board is divided into three classes, and each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

The terms for Marc N. Casper, Michael A. Bell, Stephen P. Kaufman and Tyler Jacks expire at the 2010 Annual Meeting of Stockholders. Each of Messrs. Kaufman and Bell has informed the Company of his decision to not stand for re-election as director at the meeting. The Nominating and Corporate Governance Committee of the Board has recommended to the Board, and the Board has nominated, Messrs. Casper and Jacks for a three-year term expiring at the 2013 Annual Meeting of Stockholders. Proxies may not be voted for a greater number of persons than the two nominees named. The Board has commenced a search to fill the vacancy that will exist following the 2010 Annual Meeting of Stockholders. The Board intends to fill that vacancy by Board action once a new director candidate is identified.

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. Information regarding their beneficial ownership of Common Stock is reported under the heading “SECURITY OWNERSHIP.”

Nominees for Director Whose Term of Office Will Expire in 2013

Marc N. Casper

 Mr. Casper, age 42, has been a director of the Company since October 2009. He has been President and Chief Executive Officer of the Company since October 2009. He served as the Company’s Chief Operating Officer from May 2008 to October 2009 and was Executive Vice President from November 2006 to October 2009. Prior to being named Executive Vice President, he was Senior Vice President from December 2003 to November 2006. Prior to joining the Company, Mr. Casper served as president, chief executive officer and a director of Kendro Laboratory Products. Mr. Casper is also a director of Zimmer Holdings, Inc. and within the last five years was a director of The Advisory Board Company. We believe that Mr. Casper is well suited to serve on our Board due to his position as Chief Executive Officer of the Company as well as his 13 years in the life sciences/healthcare equipment industry.

Tyler Jacks

 Dr. Jacks, age 49, has been a director of the Company since May 2009. He is the David H. Koch Professor of Biology at the Massachusetts Institute of Technology (MIT) and director of the David H. Koch Institute for Integrative Cancer Research. He joined the MIT faculty in 1992 and was director of its Center for Cancer Research from 2001 to 2008. Since 2002, Dr. Jacks has been an investigator with the Howard Hughes Medical Institute. We believe that Dr. Jacks is well suited to serve on our Board due to his experience as a cancer researcher and member of multiple scientific advisory boards in biotechnology companies, pharmaceutical companies and academic institutions.

Incumbent Directors Whose Term of Office Will Expire in 2011

Thomas J. Lynch

 Mr. Lynch, age 55, has been a director of the Company since May 2009. He is Chief Executive Officer of Tyco Electronics Ltd., a global provider of engineered electronic components, network solutions, undersea telecommunication systems and specialty products. He joined Tyco International in 2004 as President of Tyco Engineered Products and Services and was appointed to his current position in January 2006, when Tyco Electronics became an independent, separately traded entity. Mr. Lynch is also a director of Tyco Electronics Ltd. We believe that Mr. Lynch is well suited to serve on our Board due to his experience as Chief Executive Officer of a comparably-sized global company.

William G. Parrett

 Mr. Parrett, age 64, has been a director of the Company since June 2008. Until his retirement in May 2007, he served as Chief Executive Officer of Deloitte Touche Tohmatsu, a global accounting firm. Mr. Parrett joined Deloitte in 1967, and served in a series of roles of increasing responsibility. Mr. Parrett serves as a director of the Blackstone Group LP and chairman of its Audit Committee. He is also a director of Eastman Kodak Company and UBS AG. We believe that Mr. Parrett is well suited to serve on our Board due to his experience as Chief Executive Officer of Deloitte Touche Tohmatsu, which demonstrates his leadership capability and extensive knowledge of complex financial and operational issues.

Michael E. Porter

 Dr. Porter, age 62, has been a director of the Company since July 2001. He has been the Bishop William Lawrence University Professor at Harvard University since December 2000 and was C. Roland Christensen Professor of Business Administration from 1990 to 2000. Dr. Porter is a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Parametric Technology Corporation. We believe that Dr. Porter is well suited to serve on our Board due to his expertise in corporate strategy development and organizational acumen.

Scott M. Sperling

 Mr. Sperling, age 52, has been a director of the Company since November 2006. Prior to the merger of Thermo Electron Corporation and Fisher Scientific International Inc., he was a director of Fisher Scientific from January 1998 to November 2006. He has been employed by Thomas H. Lee Partners, L.P., a leveraged buyout firm, and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is also a director of Warner Music Group Corp. and CC Media Holdings, Inc., and within the last five years was a director of Wyndham International, Inc., Houghton Mifflin Company, Univision Communications Inc., and Vertis, Inc. We believe that Mr. Sperling is well suited to serve on our Board due to his experience in acquisitions and finance.

Incumbent Directors Whose Term of Office Will Expire in 2012

Judy C. Lewent

 Ms. Lewent, age 61, has been a director of the Company since May 2008. She was Chief Financial Officer of Merck & Co., Inc., a global pharmaceutical company, from 1990 until her retirement in 2007. She was also Executive Vice President of Merck from February 2001 through her retirement and had additional responsibilities as President, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Ms. Lewent is also a director of Dell, Inc. and Motorola, Inc. We believe that Ms. Lewent is well suited to serve on our Board due to her many years of global experience in finance and the pharmaceutical industry.

Peter J. Manning

 Mr. Manning, age 71, has been a director of the Company since May 2003. He served as Vice Chairman, Strategic Business Development of FleetBoston Financial Corporation from October 1999 to February 2003 when he retired. From January 1993 to October 1999, Mr. Manning served as Executive Director, Mergers & Acquisitions of BankBoston Corporation, prior to its acquisition by FleetBoston Financial. From 1990 to 1993, he served as Executive Vice President and Chief Financial Officer of BankBoston Corporation. Mr. Manning also serves as a director of Safety Insurance Group Inc. and chairman of its Audit Committee. We believe that Mr. Manning is well suited to serve on our Board due to his many years of experience in finance and accounting.

Jim P. Manzi

 Mr. Manzi, age 58, has been a director of the Company since May 2000 and Chairman of the Board since May 2007. He was also Chairman of the Board from January 2004 to November 2006. He has been the Chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the Chairman, President and Chief Executive Officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995. We believe that Mr. Manzi is well suited to serve on our Board due to his senior management experience leading Lotus and overall business acumen.

Elaine S. Ullian

 Ms. Ullian, age 62, has been a director of the Company since July 2001. She was the President and Chief Executive Officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, from July 1996 to her retirement in January 2010. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Hologic Inc., and within the last five years was a director of Valeant Pharmaceuticals International. We believe that Ms. Ullian is well suited to serve on our Board due to her experience as Chief Executive Officer of Boston Medical Center, a healthcare provider similar to many of the Company’s customers.

The Board of Directors recommends a vote FOR the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.

Directors Whose Terms will Expire at the 2010 Annual Meeting

Michael A. Bell

Mr. Bell, age 54, has been a director of the Company since July 2007 and has been Managing Partner of Monitor Clipper Partners, a private equity firm, since January 1998. He also served as Senior Executive Vice President of John Hancock Financial Services from October 2001 to April 2004.

Stephen P. Kaufman

Mr. Kaufman, age 68, has been a director of the Company since July 2007 and a Senior Lecturer of Business Administration at the Harvard Business School since January 2001. He is retired Chairman and Chief Executive Officer of Arrow Electronics, Inc., a distributor of semiconductors, peripherals and components. He became President and Chief Operating Officer of Arrow in 1985, Chief Executive Officer in 1986, and Chairman in 1994. He retired as Chief Executive Officer in June 2000 and reassumed that position in June 2002 on an interim basis until September 2002. Mr. Kaufman is also a director of Harris Corporation and KLA-Tencor Corporation.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board has adopted governance principles and guidelines of the Company (“Corporate Governance Guidelines”) to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and New York Stock Exchange (“NYSE”) disclosure requirements regarding amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. The Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermofisher.com. We may also use our website to make certain disclosures required by the rules of the NYSE, including the following:

•     the identity of the presiding director at meetings of non-management or independent directors;

•	the method for interested parties to communicate directly with the presiding director or with non-management or independent directors as a group;

•	the identity of any member of the issuer’s audit committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on the Company’s audit committee; and

•	contributions by the Company to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

Director Nomination Process

The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company’s Secretary at the principal executive office of the Company. In addition, the bylaws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit Committee, financial expertise.

After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Since 2008, the Nominating and Corporate Governance Committee has engaged Egon Zehnder International, a search firm, to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board. Dr. Jacks, who is a nominee for election by the Company’s stockholders for the first time, and Mr. Lynch, both of whom were elected to the Board in 2009, were recommended to the Board by Egon Zehnder.

Director Independence

The Company’s Corporate Governance Guidelines require a majority of our Board to be “independent” within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

•     A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•     A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

•     A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•     (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a director who is a current employee of a firm that is the Company’s internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•     A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;

•     A director who is (or was within the last three years) an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

•     A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Mses. Lewent and Ullian, Messrs. Bell, Kaufman, Lynch, Manning, Manzi, Parrett and Sperling, and Drs. Jacks and Porter is “independent” in accordance with the Company’s Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. Each of Mses. Lewent and Ullian, Messrs. Kaufman, Lynch, Manning, Manzi, Parrett and Sperling, and Dr. Porter has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than compensation for services as a director as disclosed in this proxy statement under “DIRECTOR COMPENSATION.” Dr. Jacks is a professor at the Massachusetts Institute of Technology (“MIT”), and is the director of the David H. Koch Institute for Integrative Cancer Research at MIT. He is also an employee of and investigator for the Howard Hughes Medical Institute (“HHMI”). MIT and HHMI purchase certain products and services from the Company in the ordinary course of business. Dr. Jacks is not a partner of, controlling shareholder in, or executive officer of either MIT or HHMI. The independent directors (other than Dr. Jacks) determined that neither Dr. Jacks’ position at MIT, nor his employment by HHMI, is material to his independence as a director of the Company. The independent directors (other than Mr. Bell) also determined that Mr. Bell’s relationship with Monitor Clipper Partners, a private equity firm that manages two funds in which a Company pension plan is an investor, is not material to his independence as a director of the Company (see “Transactions with Related Persons” on page 49).

Board of Directors Meetings and Committees

The Board met nine times during 2009. During 2009, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, five of our directors attended the 2009 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2009 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading “REPORT OF THE AUDIT COMMITTEE.” The charter of the Audit Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Audit Committee are Messrs. Parrett (Chairman), Lynch and Manning. The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, and that each is “financially literate” as is required by the listing standards of the NYSE. The Board has also determined that each of Messrs. Parrett and Manning qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations, and that they each have accounting and related financial management expertise as is required by the listing standards of the NYSE. The Board has determined that Mr. Parrett’s membership on four audit committees does not impair his ability to effectively serve on the Company’s Audit Committee. The Audit Committee met 12 times during 2009.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company’s chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2009 are described in this proxy statement under the heading “Compensation Discussion and Analysis.” The Compensation Committee also periodically reviews our director compensation, and makes recommendations on this topic to the Board as it deems appropriate, as described under the heading “DIRECTOR COMPENSATION.” The charter of the Compensation Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Compensation Committee are Messrs. Sperling (Chairman), Jacks and Lynch and Ms. Ullian. The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee met 13 times during 2009.

Role of Consultant

The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. Since October 2007, the Committee has retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. PM&P does not provide any other services to the Company.

The consultant compiles information regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its peer groups (see page 13 of this proxy statement for further detail regarding the peer groups), analyzes the relative performance of the Company and the peer groups with respect to the financial metrics used in the programs, and provides advice to the Compensation Committee regarding the Company’s programs. The consultant also provides information regarding emerging trends and best practices in executive compensation.

The consultant retained by the Compensation Committee reports to the Compensation Committee Chair and has direct access to Committee members. The consultant periodically attends Committee meetings either in person or by telephone, and meets with the Committee in executive session without management present.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Nominating and Corporate Governance Committee are Dr. Porter (Chairman) and Messrs. Bell, Lynch and Sperling. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met six times during 2009.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the Board.

Our Board’s Role in Risk Oversight

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. Risk assessment reports are periodically provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

Executive Sessions

In accordance with the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, independent directors meet at least twice a year in an executive session without management and at such other times as may be requested by any independent director. Through February 2009, Ms. Ullian served as presiding director at the meetings of the Company’s independent directors held in executive session without management. Effective February 26, 2009, Jim P. Manzi, as the Chairman of the Board, was chosen to preside at the meetings of the Company’s independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Chairman of the Board and the independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our executive compensation program for officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers. Our named executive officers for the year ended December 31, 2009 are Marc N. Casper, President and Chief Executive Officer, Peter M. Wilver, Senior Vice President and Chief Financial Officer, Gregory J. Herrema, Senior Vice President, Alan J. Malus, Senior Vice President, Edward A. Pesicka, Senior Vice President, and Marijn E. Dekkers, Former President and Chief Executive Officer.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•     attract and retain the best possible executive talent;

•     ensure executive compensation is aligned with our corporate strategies and business objectives;

•     promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals;

•     motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; and

•     encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders.

To achieve these objectives, the Compensation Committee evaluates our compensation program for officers with the goal of setting compensation at levels the Committee believes are competitive with those of other peer companies that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall cash compensation to key strategic, financial and operational goals such as revenue growth, margin expansion, and new product introductions. We also provide a portion of our executive compensation in the form of stock options, restricted stock and restricted stock unit grants (both time-based and performance-based), which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of the Company as reflected in stock price.

The Compensation Committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards. The Compensation Committee generally targets compensation for executives near (e.g., within 10%) the median of the pay levels derived from the compensation consultants’ studies. Variations to this general target may occur as dictated by individual circumstances.

Typically, during the first calendar quarter of each year, the chief executive officer makes a recommendation to the Compensation Committee with respect to annual salary increases and bonuses, and annual stock option and restricted stock awards, if any, for executive officers other than himself, which is then reviewed and approved by the Compensation Committee. The Compensation Committee annually reviews the individual performance evaluations for the named executive officers, and, usually in February, determines their compensation changes and awards after receiving input from the independent directors of the Board. As part of this process, the Compensation Committee also reviews, with respect to each named executive officer, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Primary Purpose
Base Salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent
Annual Cash Incentive Bonuses	Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals
Stock Option, Restricted Stock and Restricted Stock Unit Awards	Align executive compensation with our corporate strategies and business objectives; motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders
Insurance, Retirement and Other Employee Benefits	Provide competitive benefits to attract and retain the best possible executive talent
Severance and Change in Control Benefits	Provide competitive benefits to attract and retain the best possible executive talent and facilitate the executive’s evaluating potential business combinations

We do not have any formal or informal policy or target for allocating compensation between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by compensation consultants, determines what it believes in its business judgment to be the appropriate level of each of the various compensation components.

The Committee believes that the Company’s executive compensation program supports the executive compensation objectives described above without encouraging management to take unreasonable risk with respect to Thermo Fisher’s business. The Committee believes that the program’s use of long-term, equity based compensation, the use of both options and restricted stock awards, and our stock ownership guidelines all encourage management to take a long-term view of Thermo Fisher’s performance and discourage unreasonable risk-taking. The Committee has reviewed our key compensation policies and practices and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

In late 2007, the Committee directly engaged Pearl Meyer & Partners (“PM&P”), a compensation consulting firm, to assist the Committee in its review and evaluation of the compensation for the executive officers. PM&P provides no services to the Company other than to the Compensation Committee, and is therefore entirely independent of the management of the Company. In making decisions on 2009 salary changes, the setting of 2009 target annual cash incentive bonuses as a percentage of salary, and equity award decisions in February 2009, the Committee considered the market study prepared by PM&P in late 2007, which included data from three peer groups (the core peer group, the broader industry peer group, and the small competitors peer group) of publicly-traded companies as well as industry survey data for other companies that were deemed relevant by PM&P. PM&P did not consult with management in developing its peer groups or in providing its analysis to the Compensation Committee. The core peer group represents companies most similar to Thermo Fisher in terms of size and industry. The companies included in the core peer group at that time were:

Agilent Technologies Inc.	Baxter International Inc.
Becton, Dickinson and Company	Boston Scientific Corporation
Danaher Corporation	Quest Diagnostics Incorporated
Rockwell Automation, Inc.	Medtronic, Inc.
Stryker Corporation

The broader industry peer group represented companies that were of similar size as compared to Thermo Fisher and that compete in broader, but related, industries. The broader industry peer group consisted of:

Abbott Laboratories	Avaya Inc.
Cooper Industries, Ltd.	Dover Corporation
Eaton Corporation	EMC Corporation
Emerson Electric Co.	Goodrich Corporation
Harris Corporation	Illinois Tool Works Inc.
ITT Corporation	Parker-Hannifin Corporation
Precision Castparts Corp.	Raytheon Company
Rockwell Collins, Inc.	Schering-Plough Corporation (now part of Merck & Co., Inc.)

The small competitors peer group represented companies that were similar to Thermo Fisher in product or service offerings, but had annual revenues less than one-third that of Thermo Fisher. The small competitors peer group consisted of:

Applera Corporation — Applied Biosystems	Invitrogen Corporation (now part of Life
(now part of Life Technologies Corporation)	Technologies Corporation)
Beckman Coulter, Inc.	PerkinElmer, Inc.
Millipore Corporation	Tektronix, Inc. (now part of Danaher Corporation)
Roper Industries, Inc.	Waters Corporation
Varian, Inc.
C.R. Bard, Inc.

PM&P employed regression analysis techniques in order to examine the relationship between company revenue size and pay, and used that relationship to calculate predicted pay values for a company of Thermo Fisher’s size. For Messrs. Wilver and Dekkers, PM&P used a blend of size-regressed peer group data and size-regressed industry survey data. For Mr. Casper (in the Chief Operating Officer position), PM&P used size-regressed broader industry peer group data only, due to an inadequate sample size in core peer companies. For

Mr. Malus, and the positions currently held by Messrs. Herrema and Pesicka, PM&P used size-regressed peer group data only, because for these operational positions, PM&P deemed the core peer group data more relevant than broader industry survey data that would represent a wider range of businesses.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Generally, we believe that executive base salaries should be near (e.g., within 10%) the median of the range of salaries for executives in similar positions at comparable companies determined in a manner consistent with the PM&P report, but with variations as dictated by individual circumstances. Base salaries are generally reviewed annually by our Compensation Committee in February and changes are effective in late March/early April of that year. In making base salary decisions, the Committee takes into account a variety of factors, including the level of the individual’s responsibility, the length of time the individual has been in that position, the ability to replace the individual and the current base salary of the individual. In late February 2009, the Compensation Committee increased the salaries of our executive officers for 2009 (effective March 2009) in accordance with our standard annual compensation review with reference to the PM&P study conducted in late 2007. The 2009 base salaries for the named executive officers were set consistent with our philosophy of keeping salaries near the median derived from the PM&P study. Increases were in the range of 2.8% to 3.0%, with the exception of Mr. Pesicka, who received an 8.8% increase, in light of his strong performance, a review of the market data developed by PM&P as described above, and an internal comparison to the salaries for Messrs. Herrema and Malus.

Base salaries were increased as reflected in the table below.

Name	Prior Base Salary	Base Salary as of March 2009
Marc N. Casper	$717,500	$739,000
Peter M. Wilver	$582,500	$600,000
Gregory J. Herrema	$447,500	$460,030
Alan J. Malus	$532,500	$547,410
Edward A. Pesicka	$423,000	$460,030
Marijn E. Dekkers	$1,182,500	$1,218,000

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper received a base salary increase effective September 15, 2009, to $930,000. (See “Chief Executive Officer Promotion” below.)

Annual Cash Incentive Bonus

Annual cash incentive awards for the Company’s executive officers for 2009 were granted under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The 162(m) Plan was adopted to preserve the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The actual amounts paid are subject to the application by the Compensation Committee of negative discretion under the 162(m) Plan, as described below.

Under the 162(m) Plan, in the first quarter of a calendar year the Compensation Committee selects a performance goal for the year. For 2009, the Committee selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, gains/losses from the sale of a business or real estate, the early retirement of debt and debt facilities and other unusual or nonrecurring items, the cumulative effects of accounting changes, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events, and certain other items (“Adjusted Operating Income”). The Committee selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. The maximum award payable in any year under the 162(m) Plan to an executive officer is $5,000,000. Each executive officer was awarded a percentage of Adjusted Operating Income for the year, subject to the right of the Committee to lower, but not raise, the actual bonuses paid. In February 2010, the Compensation Committee elected to lower the 2009 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2009.

Typically, in the first quarter of a calendar year, the Compensation Committee also establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level of the officer, the position of the officer within the Company and input from the compensation consultant. The amount actually awarded to an officer, which can range from 0 to 200% of target, varies primarily based on performance of the Company as a whole with respect to financial and non-financial measures, but is subject to adjustment based on the Committee’s subjective evaluation of an officer’s contributions to those results. The Committee generally sets the goals such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be reasonably expected to be achieved; and payouts above 150% of this target require outstanding performance.

Because of the uncertainty regarding the duration and extent of the recent global recession, the Compensation Committee elected to split 2009 into two six-month periods for purposes of selecting annual incentive compensation financial criteria, in order to provide an opportunity to reassess mid-year the appropriateness of the goals for the second six months of 2009. For the first six months of 2009, the financial measures established by the Compensation Committee under the Company’s annual incentive program were (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue. For both of the financial measures, the Company’s actual performance was measured relative to the Company’s internal operating goals for the first six months of 2009. In July, the Committee established different revenue and earnings as a percentage of revenue performance metrics for the second half of 2009 for assessing the performance of the executives under the Company’s annual cash incentive program for that period. The weighting of the financial measures for the first six months of 2009 was as follows: 35% for the revenue growth goal and 35% for the earnings as a percentage of revenue goal. The remaining 30% was based on company-wide, non-financial measures, which would be measured at the end of the year for all of 2009, and were as follows: the achievement of employee and customer allegiance goals, increased new product introduction, organic revenue growth relative to the Company’s peer group, the completion of certain information technology investments, and the continuation of building a diverse workforce. For the revenue growth element for the first half of 2009, the baseline target (for 100% payout) was -5.77% growth and actual results were -6.23%, yielding a payout of 88% of target. For the earnings as a percentage of revenue element, the baseline target was 16.23% of revenue at an assumed revenue decline of 5.77%. The actual results were 16.20% at the actual revenue decline of 6.23%, which translated to a payout of 106% of target, reflecting the difficulty in maintaining the earnings margin in light of decreasing revenue. The weighting of the financial measures for the second six months of 2009 was also 35% for the revenue growth goal and 35% for the adjusted earnings as a percentage of revenue goal. For the revenue growth element for the second half of 2009, the baseline target (for 100% payout) was -1.78% growth and actual results were -0.27%, yielding a payout of 138% of target. For the earnings as a percentage of revenue element, the baseline target was 17.20% of revenue at an assumed revenue decline of 1.78% and the actual results were 17.64% at the actual revenue decline of 0.27%, which translated to a payout of 140% of target. For the revenue growth element, combined first and second half results yielded a payout of 113% of target for the full year. For the earnings as a percentage of revenue element, combined first and second half results yielded a payout of 123% of target. The Committee concluded that actual achievement against the non-financial measures was at a 100% payout level.

The process described above resulted in a preliminary overall achievement calculation of 113% of target bonus for each of the named executive officers. In light of unprecedented economic conditions that existed in 2009, Mr. Casper recommended and the Committee agreed that Messrs. Casper and Wilver (as corporate executives) would receive bonuses at 100% of target, rather than at 113% of target. Messrs. Herrema, Malus and Pesicka (as operating executives) were awarded 90%, 120% and 120% of target bonus, respectively, to reflect the performances of the operating businesses which they manage.

The target bonus awards and actual bonus awards for 2009 for the named executive officers were as follows:

	Target Bonus as a
Name	Percentage of Salary	Target Bonus Award	Actual Bonus Award
Marc N. Casper(1)	115%	$824,533	$824,533
Peter M. Wilver	75%	$450,000	$450,000
Gregory J. Herrema	70%	$322,021	$289,819
Alan J. Malus	70%	$383,187	$459,824
Edward A. Pesicka	70%	$322,021	$386,425
Marijn E. Dekkers	125%	$1,522,500	$0(2)

(1)	In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper’s bonus target was increased, effective September 15, 2009, to 115%. Prior to that his 2009 bonus target was 95%. The target and actual award for the year was pro-rated, using the salaries and target bonus percentages for Mr. Casper’s two positions held during the year.

(2)	Mr. Dekkers was not eligible to participate in either half of the 2009 program due to his resignation as President and Chief Executive Officer effective October 15, 2009.

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers the recommendations of the chief executive officer with respect to awards to our executives other than the chief executive officer, and input from the independent directors of the Board with respect to awards to our chief executive officer. The Committee then decides how much of these values should be delivered by each of the long-term incentive vehicles utilized by the Company, such as stock options, restricted stock units or restricted stock awards.

We typically make an initial equity award of stock options to new executives when they become executives and to newly promoted executives to reflect their new responsibilities, and annual equity grants in late February as part of our overall compensation program. Our equity awards have typically taken the form of stock options and restricted stock grants, both performance-based and time-based. In February 2009 the Committee decided to grant restricted stock units rather than shares of restricted stock, as described below. Because restricted shares and restricted stock units have a built-in value at the time the grants are made, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. All grants of options, restricted stock and restricted stock units to our officers are approved by the Compensation Committee. The timing of the Compensation Committee meeting in late February is such that the meeting occurs after we have publicly released earnings for the just-completed year. We generally intend that the annualized value of equity awards to our named executive officers at the time of grant will approximate the median market consensus of companies in our compensation peer groups as determined in a manner consistent with the PM&P report.

Typically, the stock options we grant to our named executive officers vest over the first three to five years of a seven-year option term, and time-based restricted stock awards vest equally over three years. Vesting normally ceases upon termination of employment, except for acceleration upon certain qualifying retirements, death, disability, and in the case of certain terminations for Mr. Casper (see “Agreements with Named Executive Officers; Potential Payments upon Termination or Change in Control” on page 33). Stock option exercise rights normally cease for officers other than Mr. Casper shortly after termination, except for in the cases of death, disability and qualifying retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the vesting of restricted stock, the holder has no right to transfer the shares but has voting rights and the right to receive dividends (if being paid) with respect to the shares. In February 2009 we began granting restricted stock units to our named executive officers instead of restricted stock. The decision to grant restricted stock units was intended to minimize potential unintended tax consequences for those employees approaching retirement eligibility. Prior to the vesting of restricted stock units (which represent a right in the future to receive shares), the holder has no right to transfer, vote, or receive dividends with respect to the underlying shares.

Our practice is to set the exercise price of stock options to officers to equal the closing price of our Common Stock on the New York Stock Exchange on the date the grant is approved by the Compensation Committee or the Employee Equity Committee. Newly hired or promoted employees, other than officers, normally are granted stock options by the Employee Equity Committee, which consists of Mr. Casper. These grants are made once per quarter, after we have publicly released earnings for the previous quarter. Grants over 25,000 shares to any individual, and all grants to officers, may only be approved by the Compensation Committee.

On February 26, 2009, in connection with the normal compensation cycle, the Committee granted stock options, and time-based and performance-based restricted stock units to Messrs. Wilver, Herrema, Malus and Pesicka. PM&P provided the Committee with a market consensus median grant level (in dollars) for each of Messrs. Wilver, Herrema, Malus and Pesicka. The Committee adjusted these amounts to reflect its judgment on matters of internal fairness, the impact of broader economic conditions on the Company’s stock price, and the retentive and incentive value of prior grants to these individuals. The adjusted amounts were then converted to numbers of stock options and restricted stock units, with 40% of the value being delivered through stock options, 30% through time-based restricted stock units, and 30% through performance-based restricted stock units. The Committee adopted this allocation because it supports our strategy of providing executives with a balanced portfolio of equity vehicles and is reflective of market practice for our peer companies. With respect to the performance-based restricted stock units, the executives would have the ability to earn up to 160% of the target number of shares based on the Company’s achievement of the maximum performance metric.

The 2009 stock options and time-based restricted stock units vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a stock option or restricted stock unit would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal a range of improvement in modified earnings per share (which we define as adjusted earnings per share excluding the impact of share buybacks effected in 2009). If the Company’s 2009 modified EPS were equal to or greater than $2.59, then the executives would be entitled to a number of shares ranging from 60% to 160% of the target number of shares granted. Modified EPS of $3.01 for 2009 led to an actual payout of 94.29% of the target number of units for each executive. One-third of the total number of units earned vested in February 2010, and the same number of restricted shares will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Chief Executive Officer Promotion

On October 15, 2009, Marc N. Casper, then Executive Vice President and Chief Operating Officer of the Company, became President and Chief Executive Officer of the Company. In connection with this promotion, the Committee engaged PM&P to assist it in selecting an appropriate compensation level for Mr. Casper. PM&P’s report and recommendations were based on research involving eight large company internal CEO promotions over the 18 months prior to Mr. Casper’s promotion. These eight companies were: Advanced Micro Devices, Inc., Alcoa, Inc., Anixter Inc., Arrow Electronics, Inc., Dover Corporation, Eastman Chemical Company, W. W. Grainger, Inc. and Xerox Corporation. The $2 million target cash compensation approved for Mr. Casper by the Committee (a base salary of $930,000 and a bonus target of 115% of base salary) was in line with the data presented in the PM&P study and amounted to a 38% increase in total target cash compensation. These compensation changes were retroactive to September 15, 2009, the day the Board voted to promote him to Chief Executive Officer.

PM&P also provided market research to the Committee relating to equity grants for Mr. Casper in connection with his promotion. The PM&P report concluded that there were wide variations in promotional equity grants for the eight large companies studied. PM&P also recommended updates to the Company’s peer groups (from the December 2007 PM&P report) in connection with this report, in order to take into consideration recent business combinations and other factors, such as changes in peer company profiles (including size and business model) since the earlier report. Based on these recommendations, the Committee used the following peer group rosters.

The updated core peer group represents companies most similar to Thermo Fisher in terms of size and industry. The companies included in the core peer group are:

Agilent Technologies Inc.	Baxter International Inc.
Becton, Dickinson and Company	Boston Scientific Corporation
Danaher Corporation	Quest Diagnostics Incorporated
Stryker Corporation	Medtronic, Inc.

The updated small competitors peer group represents companies that are similar to Thermo Fisher in product or service offerings, but have significantly lower revenues than Thermo Fisher. The small competitors peer group consists of:

Beckman Coulter, Inc.	PerkinElmer, Inc.
Millipore Corporation	Waters Corporation
Roper Industries, Inc.	Life Technologies Corporation
Varian, Inc.	Sigma-Aldrich Corporation
C.R. Bard, Inc.	Bio Rad Laboratories, Inc. Zimmer Holdings, Inc.

PM&P also provided research relating to the size of annual equity grants to CEOs for the companies in the Company’s core peer group and small competitors peer group (adjusting to $10 billion in sales), and isolated grants to new CEOs with less than four years of tenure (at Agilent, Becton Dickinson, Medtronic, PerkinElmer, Sigma-Aldrich and Zimmer Holdings). After adjusting to $10 billion in sales, the annual grant value for this subset of companies approximated $6 million. The Committee added 30% to this median annual grant award value to balance the extended vesting schedules, the one year delay in delivery of the restricted stock units after vesting, the required holding periods for shares issued upon vesting of restricted stock units, the greater risk from having a significant portion of the grant value in performance-based vehicles, and the removal of the Section 280G excise tax gross-up that was included in Mr. Casper’s previous change in control agreement. The equity grants approved by the Committee for Mr. Casper represent the equivalent of 3.5 years of annual grants at this level, in order to maximize the retention value of the grants. The terms of these grants are described in greater detail below.

In November 2009, Mr. Casper was granted options to purchase 600,000 shares of the Company’s Common Stock. These options (a) vest in equal annual installments over the five-year period commencing on the second anniversary of the date of grant (i.e., the first 1/5 of the stock option grant would vest on the second anniversary of the date of grant) so long as Mr. Casper is employed by the Company on each such date

(subject to certain exceptions), (b) have an exercise price equal to $46.56, and (c) have a term of 10 years from the grant date.

Mr. Casper was also granted performance-based options to purchase 100,000 shares of the Company’s Common Stock. The options vest in one installment on the day the performance goal related to the Company’s stock price for any 20 consecutive trading days ending during the period October 15, 2009 through November 21, 2019 has been achieved, and the performance goal related to the Company’s total shareholder return between October 15, 2009 and the date the performance goal related to the Company’s stock price, or later (but no later than November 21, 2019), is achieved, relative to the performance of the S&P 500 Industrials Index for the same period, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions). The options have an exercise price equal to $46.56, and a term of 10 years from the grant date. Because the level of achievement required to vest is a function of external market factors, the likelihood of any particular outcome is not ascertainable; however, for financial reporting purposes the grant date fair value of the award has been estimated based on a Monte Carlo simulation of a variety of outcomes. See footnotes to the Summary Compensation Table on page 22.

Mr. Casper was granted 200,000 time-based restricted stock units of the Company. The time-based restricted stock units vest in equal annual installments over the four-year period commencing on February 15, 2012 (i.e., the first 1/4 of the restricted stock unit grant would vest on February 15, 2012) so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

Mr. Casper was granted up to 400,000 performance-based restricted stock units of the Company. The number of performance-based restricted stock units to be earned (from 0 to 400,000) is based on the Company’s total shareholder return for each of the applicable measurement periods, relative to the performance of the S&P 500 Industrials Index for the same period, assuming continued employment (subject to certain exceptions). From 0 to 100,000 performance-based restricted stock units will vest after each of the following four measurement periods: (1) October 15, 2009 through February 15, 2012, (2) October 15, 2009 through February 15, 2013, (3) October 15, 2009 through February 15, 2014, and (4) October 15, 2009 through February 15, 2015. Because the level of achievement required to vest is a function of external market factors, the likelihood of any particular outcome is not ascertainable; however, for financial reporting purposes the grant date fair value of the award has been estimated based on a Monte Carlo simulation of a variety of outcomes. See footnotes to the Summary Compensation Table on page 22.

Shares issuable upon vesting of the 2009 restricted stock units would be delivered to Mr. Casper on the first anniversary of the applicable vesting date, subject to certain exceptions. Mr. Casper is required to hold 50% of the shares delivered (net of shares withheld for taxes) for a period of two years after delivery, subject to certain exceptions.

Stock Ownership Policy

The Compensation Committee has established a stock holding policy that the chief executive officer holds shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. For purposes of this policy, shares of time-based restricted Common Stock are counted towards the target. All of our named executive officers are currently in compliance with this policy.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including officers, are able to contribute a percentage of their annual salary up to the limit prescribed by the Internal Revenue Service (the “IRS”) to the 401(k) plan on a before-tax basis. The Company matches contributions made by employees to the 401(k) plan, dollar for dollar, up to the first 6 percent of compensation deferred by the employee to the plan. Employees were capped at contributing 6% of $245,000 for 2009 in accordance with the IRS annual compensation limit. All contributions to the 401(k) plan as well as any matching contributions are fully-vested upon contribution.

The named executive officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Company’s Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary and/or bonus until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation For 2009” on page 30. Amounts deferred under this plan can be invested in an array of mutual funds and vehicles administered by The Newport Group. The Company does not guarantee any above-market interest rates or rates of return on these deferred amounts. On January 1, 2009, the Company began matching 100% of the first 6% of pay that is deferred into the Deferred Compensation Plan over the IRS annual compensation limit for 401(k) purposes. In connection with the introduction of this new match benefit, the Committee approved a one-time credit in the deferred compensation accounts of eligible Plan participants who had not previously elected to defer 6% of their 2008 bonus, payable in March 2009. (Internal Revenue Code Section 409A effectively prohibited these eligible participants from making deferrals of the 2008 bonus in 2008 after the new match feature was approved.) In order to receive this one-time credit, eligible plan participants who did not elect to defer a portion of their 2008 bonus and who are officers of the Company were also required to defer at least 6% of their 2009 salary to the plan.

The Company provides officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Each named executive officer receives supplemental long-term disability and life insurance, and access to emergency medical service through Massachusetts General Hospital’s global hospital network. Additionally, the Company provides a $3 million term life insurance policy to Marc Casper. Attributed costs of the personal benefits described above for the named executive officers for 2009 are described in the “Summary Compensation Table” on page 22.

Severance and Change in Control Benefits

Pursuant to our equity plans and agreements we have entered into with our executives, in the event of the termination of their employment under certain circumstances or a change in control, they are entitled to specified benefits. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 33. We believe providing these benefits helps us compete for executive talent and that our severance and change in control benefits are generally in line with severance packages offered to comparable executives at other companies.

We have executive change in control retention agreements with our executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. We also have an executive severance policy that provides severance benefits to our executives (other than Mr. Casper) in the event their employment is terminated by the Company without “cause” (as such term is defined therein) in the absence of a change in control. Mr. Casper’s severance arrangements are provided in a separate agreement between him and the Company. The change in control retention agreements and executive severance arrangements are described in greater detail under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 33.

In February 2009, the Committee approved a new form of executive change in control agreements for executives joining the Company after February 2009. The new form of change in control agreement eliminates any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee considers the potential effect of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”), in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company’s chief executive officer and three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options, performance-based restricted stock and restricted stock unit awards and annual incentive cash bonuses for the executive officers are intended to qualify for the deduction. However, the portion of the compensation for Messrs. Casper and Malus that was in excess of $1,000,000 individually and that does not qualify as performance-based compensation was approximately $485,000 and $266,452 for Messrs. Casper and Malus, respectively, which will not be deductible for 2009.

Accounting Considerations

Accounting considerations also play an important role in the design of our executive compensation programs and policies. ASC 718 requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as stockholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Tyler Jacks
Stephen P. Kaufman
Thomas J. Lynch
Scott M. Sperling
Elaine S. Ullian

Summary Compensation Table

The following table summarizes compensation for services to the Company earned during the last three fiscal years by the Company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers of the Company during 2009, and the former chief executive officer. The executive officers listed below are collectively referred to in this proxy statement as the “named executive officers.”

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Marc N. Casper President and Chief Executive Officer	2009	$790,220	$19,591,774	$12,809,444	$824,533	$159,966	$107,837	$34,283,774

	2008	$701,250	$1,430,762	$6,228,750	$823,266	—	$86,253	$9,270,281

	2007	$657,498	—	—	$825,775	$30,080	$44,173	$1,557,526

Peter M. Wilver Senior Vice President and Chief Financial Officer	2009	$595,758	$1,126,320	$740,940	$450,000	$15,848	$67,429	$2,996,295

	2008	$566,250	$1,185,857	—	$547,886	—	$58,621	$2,358,614

	2007	$535,000	—	—	$513,065	—	$32,623	$1,080,688

Gregory J. Herrema(6) Senior Vice President	2009	$456,992	$1,299,600	$855,420	$289,819	$108,892	$37,942	$3,057,665

Alan J. Malus Senior Vice President	2009	$544,078	$1,299,600	$855,420	$459,824	$60,213	$65,480	$3,284,615

	2008	$520,000	$1,121,408	$835,500	$477,940	$2,808	$55,198	$3,012,854

	2007	$495,000	—	—	$507,500	$2,698	$26,688	$1,031,886

Edward A. Pesicka(7) Senior Vice President	2009	$451,754	$1,299,600	$855,420	$386,425	$34,850	$54,075	$3,082,124

Marijn E. Dekkers(8) Former President and Chief Executive Officer	2009	$955,644	—	—	—	$691,870	$61,215	$1,708,729

	2008	$1,163,750	$284,600	$15,250,460	$1,865,643	—	$141,119	$18,705,572

	2007	$1,125,000	$225,050	—	$1,926,563	$181,725	$36,496	$3,494,834

(1)     These amounts represent the aggregate grant date fair value of restricted stock and restricted stock unit awards made during 2009, 2008 and 2007, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. For the November 21, 2009 performance-based restricted stock unit granted to Mr. Casper, this amount reflects the grant date fair value of such award using a Monte Carlo simulation model. The value of this award at the grant date assuming that the highest level of performance conditions was achieved is $18,624,000. For performance-based restricted stock unit awards made in February 2009 to Messrs. Wilver, Herrema, Malus and Pesicka, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of these awards at the grant date assuming that the highest level of performance conditions was achieved was $901,056, $1,039,680, $1,039,680 and $1,039,680 for Messrs. Wilver, Herrema, Malus and Pesicka, respectively. For performance-based restricted stock unit awards made in February 2008 to Messrs. Casper, Wilver and Malus, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of these awards at the grant date assuming that the highest level of performance conditions was achieved was $974,136, $807,392, and $763,512 for Messrs. Casper, Wilver and Malus, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2009, 2008 or 2007.

(2)     These amounts represent the aggregate grant date fair value of stock option awards made during 2009, 2008 and 2007, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. For the November 21, 2009 performance-based stock option granted to Mr. Casper, this amount reflects the grant date fair value of such award using a Monte Carlo simulation model. The value of this award at the grant date assuming that the highest level of performance conditions was achieved is $2,215,605. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2009, 2008 or 2007. No stock options were granted to the named executive officers in 2007.

(3)     Reflects compensation earned for the year but paid early in the subsequent year.

(4)     For Messrs. Casper, Wilver, Herrema, Pesicka, and Dekkers (and Mr. Malus in 2008 and 2009), the amounts presented in this column include the entire amount of earnings (if any) for the year under investment alternatives on deferred compensation balances. For Messrs. Malus and Pesicka, the amounts presented in this column also include the actuarial increase in the present value of their benefits under the Thermo Fisher Retirement Plan during the year ($2,808 for Mr. Malus in 2008, and $2,808 and $2,104 for Messrs. Malus and Pesicka, respectively, for 2009).

(5)     Under SEC rules and regulations, if the total value of all perquisites and personal benefits is $10,000 or more for any named executive officer, then each perquisite or personal benefit, regardless of its amount, must be identified by type. If perquisites and personal benefits are required to be reported for a named executive officer, then each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that officer must be quantified and disclosed in a footnote. The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s 401(k) Plan, (b) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, (c) with respect to Messrs. Casper and Dekkers, premiums paid by the Company for a term life insurance policy for the benefit of Messrs. Casper and Dekkers, respectively, (d) premiums paid by the Company with respect to supplemental group term life insurance, (e) access to emergency medical service through Massachusetts General Hospital’s global hospital network, and (f) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s Non-Qualified Deferred Compensation Plan. For 2009, the dollar value of the principal components of these benefits was (1) $14,700 each for Messrs. Casper, Wilver, Herrema, Malus, Pesicka and Dekkers for matching 401(k) contributions, (2) $2,244, $3,010, $2,444, $3,784, $2,720 and $2,657 for Messrs. Casper, Wilver, Herrema, Malus, Pesicka and Dekkers, respectively, for long-term disability insurance premiums, (3) $11,875 and $3,260 for a term life insurance policy for Messrs. Casper and Dekkers, respectively, and (4) $77,770, $48,710, $29,157, $46,173, $36,020 and $39,537 for Messrs. Casper, Wilver, Herrema, Malus, Pesicka and Dekkers, respectively, for matching deferred compensation plan contributions.

(6)     Mr. Herrema became an executive officer of the Company on May 15, 2008, but was not a named executive officer for the year ended December 31, 2008.

(7)     Mr. Pesicka became an executive officer of the Company on July 10, 2008, but was not a named executive officer for the year ended December 31, 2008.

(8)     Mr. Dekkers resigned from the Company on September 15, 2009, effective October 15, 2009.

Grants of Plan-Based Awards For 2009*

								All	All
								Other	Other
								Stock	Option
		Estimated Future Payouts Under			Estimated Future			Awards:	Awards:	Exercise or
		Non-Equity Incentive Plan Awards			Payouts Under Equity			Number	Number of	Base Price	Grant Date Fair
					Incentive Plan Awards			of Shares	Securities	of Option	Value of
	Grant	Threshold	Target	Maximum				of Stock or	Underlying	Awards	Stock and Option
Name	Date	($)	($)(1)	($)	Threshold	Target	Maximum	Units	Options	($/Sh)	Awards ($)(2)

Marc N. Casper	2/26/2009	0	$824,533	$1,649,066

	11/21/2009				0(3)	200,000(3)	400,000(3)				$10,279,774

	11/21/2009							200,000(4)			$9,312,000

	11/21/2009								600,000(5)	$46.56	$10,812,000

	11/21/2009				0	100,000(6)	100,000(6)			$46.56	$1,997,444

Peter M. Wilver	2/26/2009	0	$450,000	$900,000

	2/26/2009				0(7)	15,600(7)	24,960(7)				$563,160

	2/26/2009							15,600(8)			$563,160

	2/26/2009								69,900(9)	$36.10	$740,940

Gregory J. Herrema	2/26/2009	0	$322,021	$644,042

	2/26/2009				0(7)	18,000(7)	28,800(7)				$649,800

	2/26/2009							18,000(8)			$649,800

	2/26/2009								80,700(9)	$36.10	$855,420

Alan J. Malus	2/26/2009	0	$383,187	$766,374

	2/26/2009				0(7)	18,000(7)	28,800(7)				$649,800

	2/26/2009							18,000(8)			$649,800

	2/26/2009								80,700(9)	$36.10	$855,420

Edward A. Pesicka	2/26/2009	0	$322,021	$644,042

	2/26/2009				0(7)	18,000(7)	28,800(7)				$649,800

	2/26/2009							18,000(8)			$649,800

	2/26/2009								80,700(9)	$36.10	$855,420

Marijn E. Dekkers	2/26/2009	0	$1,522,500	$3,045,000

*     All awards made during 2009 were granted under the Company’s 2008 Stock Incentive Plan.

(1)     Target awards are based on a percentage of the named executive officer’s salary.

(2)     These amounts represent the aggregate grant date fair value of stock option and restricted stock unit awards made during 2009, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. For performance-based awards for Mr. Casper, these amounts reflect the grant date fair value of each award using a Monte Carlo simulation model. For performance-based awards for Messrs. Wilver, Herrema, Malus and Pesicka, these amounts reflect the grant date fair value of each award based upon the probable outcome at the time of grant. Please see the footnotes to the Summary Compensation Table on page 22 for the grant date fair value of each award assuming that the highest level of performance conditions was achieved. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2009.

(3)     Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award. The number of performance-based restricted stock units to be earned (from 0 to 400,000) is based on the Company’s total shareholder return for each of the applicable measurement periods, relative to the performance of the S&P 500 Industrials Index for the same period, assuming continued employment, subject to certain exceptions. From 0 to 100,000 performance-based restricted stock units will vest after each of the following four measurement periods: (1) October 15, 2009 through February 15, 2012, (2) October 15, 2009 through February 15, 2013, (3) October 15, 2009 through February 15, 2014, and (4) October 15, 2009 through February 15, 2015, assuming continued employment, subject to certain exceptions.

(4)     Represents a time-based restricted stock unit award which vests in equal annual installments on February 15, 2012, February 15, 2013, February 15, 2014 and February 15, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(5)     Options vest in equal annual installments on November 21, 2011, November 21, 2012, November 21, 2013, November 21, 2014 and November 21, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(6)     Represents a performance-based option grant which vests in one installment on the day the performance goal related to the Company’s stock price for any 20 consecutive trading days ending during the period October 15, 2009 through November 21, 2019 has been achieved, and the performance goal related to the Company’s total shareholder return between October 15, 2009 and the date the performance goal related to the Company’s stock price, or later (but no later than November 21, 2019), is achieved, relative to the performance of the S&P 500 Industrials Index for the same period, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(7)     Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal a range of improvement in modified earnings per share. If the Company’s 2009 modified EPS were equal to or greater than $2.59, then the executives would be entitled to a number of units ranging from 60% to 160% of the target number of units granted. Modified EPS of $3.01 for 2009 led to an actual payout of 94.29% of the target number of units for each executive. One-third of the total number of units earned vested in February 2010, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(8)     Represents a time-based restricted stock unit award which vests in equal annual installments over a three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted stock unit grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(9)     Options vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Incentive					of	Value of
			Plan Awards:					Unearned	Unearned
			Number					Shares,	Shares,
	Number of	Number of	of Securities			Number of	Market Value	Units or	Units or
	Securities	Securities	Underlying			Shares or	of Shares or	Other	Other
	Underlying	Underlying	Unexercised	Option		Units of	Units of Stock	Rights	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	That Have Not	That Have	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Vested ($)	Not	Not Vested ($)
Name	Exercisable	Unexercisable (1)	(#)	($)	Date	Vested (#)(1)	@ $47.69*	Vested (#)	@$47.69*
Marc N. Casper	190,000	—	—	$34.86	2/27/2013	—	—	—	—

	151,140	100,760(2)	—	$43.37	11/9/2013	—	—	—	—

	75,000	300,000(3)	—	$57.58	5/15/2015	—	—	—	—

	—	600,000(4)	—	$46.56	11/21/2019	—	—	—	—

	—	—	100,000(5)	$46.56	—	—	—	—	—

	—	—	—	—	—	5,400(6)	$257,526	—	—

	—	—	—	—	—	7,400(7)	$352,906	—	—

	—	—	—	—	—	10,138(8)	$483,481	—	—

	—	—	—	—	—	200,000(9)	$9,538,000	—	—

	—	—	—	—	—	—	—	400,000(10)	$19,076,000(11)

Peter M. Wilver	62,500	—	—	$27.40	2/25/2012	—	—	—	—

	65,000	—	—	$34.86	2/27/2013	—	—	—	—

	60,160	45,120(2)	—	$43.37	11/9/2013	—	—	—	—

	—	69,900(12)	—	$36.10	2/26/2016	—	—	—	—

	—	—	—	—	—	2,419(6)	$115,362	—	—

	—	—	—	—	—	6,134(7)	$292,530	—	—

	—	—	—	—	—	8,403(8)	$400,739	—	—

	—	—	—	—	—	15,600(13)	$743,964	—	—

	—	—	—	—	—	—	—	15,600(14)	$743,964(15)

Gregory J. Herrema	45,000	—	—	$27.40	2/25/2012	—	—	—	—

	50,000	—	—	$34.86	2/27/2013	—	—	—	—

	50,000	—	—	$37.93	5/12/2013	—	—	—	—

	39,360	26,240(2)	—	$43.37	11/9/2013	—	—	—	—

	8,333	16,667(16)	—	$57.58	5/15/2015	—	—	—	—

	—	80,700(12)	—	$36.10	2/26/2016	—	—	—	—

	—	—	—	—	—	4,200(7)	$200,298	—	—

	—	—	—	—	—	5,754(8)	$274,408	—	—

	—	—	—	—	—	18,000(13)	$858,420	—	—

	—	—	—	—	—	—	—	18,000(14)	$858,420(15)

Alan J. Malus	90,840	60,560(2)	—	$43.37	11/9/2013	—	—	—	—

	10,000	40,000(17)	—	$58.40	7/10/2015	—	—	—	—

	38,340	—	—	$31.305	12/19/2015	—	—	—	—

	—	80,700(12)	—	$36.10	2/26/2016	—	—	—	—

	—	—	—	—	—	3,250(6)	$154,993	—	—

	—	—	—	—	—	5,800(7)	$276,602	—	—

	—	—	—	—	—	7,946(8)	$378,945	—	—

	—	—	—	—	—	18,000(13)	$858,420	—	—

	—	—	—	—	—	—	—	18,000(14)	$858,420(15)

	Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Incentive					of	Value of
			Plan Awards:					Unearned	Unearned
			Number					Shares,	Shares,
	Number of	Number of	of Securities			Number of	Market Value	Units or	Units or
	Securities	Securities	Underlying			Shares or	of Shares or	Other	Other
	Underlying	Underlying	Unexercised	Option		Units of	Units of Stock	Rights	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	That Have Not	That Have	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Vested ($)	Not	Not Vested ($)
Name	Exercisable	Unexercisable (1)	(#)	($)	Date	Vested (#)(1)	@ $47.69*	Vested (#)	@$47.69*
Edward A. Pesicka	48,480	32,320(2)	—	$43.37	11/9/2013	—	—	—	—

	67,200	—	—	$30.675	3/7/2015	—	—	—	—

	8,333	16,667(18)	—	$58.40	7/10/2015	—	—	—	—

	64,800	—	—	$32.30	7/25/2015	—	—	—	—

	15,980	—	—	$31.305	12/19/2015	—	—	—	—

	—	80,700(12)	—	$36.10	2/26/2016	—	—	—	—

	—	—	—	—	—	4,067(7)	$193,955	—	—

	—	—	—	—	—	5,572(8)	$265,729	—	—

	—	—	—	—	—	18,000(13)	$858,420	—	—

	—	—	—	—	—	—	—	18,000(14)	$858,420(15)

* Reflects the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009.

(1)     Unexercisable stock options and unvested shares and units of restricted stock vest as described in the footnotes below and under certain circumstances described under the heading “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control.” Unexercisable stock options and unvested shares and units of restricted stock also vest upon certain other events such as death, disability, or qualifying retirement.

(2)     Represents the balance of a stock option granted on November 9, 2006, which vests in equal annual installments on November 9, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(3)     Represents the balance of a stock option granted on May 15, 2008, which vests in equal annual installments on May 15, 2010, 2011, 2012 and 2013, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(4)     Options vest in equal annual installments on November 21, 2011, November 21, 2012, November 21, 2013, November 21, 2014 and November 21, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(5)     Represents a performance-based option grant which vests in one installment on the day the performance goal related to the Company’s stock price for any 20 consecutive trading days ending during the period October 15, 2009 through November 21, 2019 has been achieved, and the performance goal related to the Company’s total shareholder return between October 15, 2009 and the date the performance goal related to the Company’s stock price, or later (but no later than November 21, 2019), is achieved, relative to the performance of the S&P 500 Industrials Index for the same period, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(6)     Represents the balance of a performance-based restricted stock award made on November 9, 2006, which vests on August 17, 2010, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(7)     Represents the balance of a time-based restricted stock award made on March 5, 2008, which vests in equal annual installments on March 5, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(8)     Represents the balance of a performance-based restricted stock award made on March 5, 2008, which vests in equal annual installments on February 26, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(9)     Represents a time-based restricted stock unit award which vests in equal annual installments on February 15, 2012, February 15, 2013, February 15, 2014 and February 15, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(10)     Represents the maximum number of shares that may be earned pursuant to a performance-based restricted stock unit award made on November 21, 2009. The number of performance-based restricted stock units to be earned (from 0 to 400,000) is based on the Company’s total shareholder return for each of the applicable measurement periods, relative to the performance of the S&P 500 Industrials Index for the same period, assuming continued employment, subject to certain exceptions. From 0 to 100,000 performance-based restricted stock units will vest after each of the following four measurement periods: (1) October 15, 2009 through February 15, 2012, (2) October 15, 2009 through February 15, 2013, (3) October 15, 2009 through February 15, 2014, and (4) October 15, 2009 through February 15, 2015, assuming continued employment, subject to certain exceptions. In accordance with SEC rules, the maximum number of shares that may be earned is shown above because in fiscal year 2009 the Company exceeded the target shareholder return specified in the award relative to the performance of the S&P 500 Industrials Index for the same period.

(11)     Represents the maximum payout of a performance-based restricted stock unit award made on November 21, 2009 at $47.69, the Company’s closing stock price on December 31, 2009.

(12)     Represents a stock option granted on February 26, 2009, which vests in equal annual installments on February 26, 2010, February 26, 2011 and February 26, 2012.

(13)     Represents a time-based restricted stock unit award made on February 26, 2009, which vests in equal annual installments on February 26, 2010, February 26, 2011 and February 26, 2012.

(14)     Represents the target number of achievable shares pursuant to a performance-based restricted stock unit award made on February 26, 2009. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal a range of modified earnings per share for the year ended December 31, 2009. The vesting of the performance-based restricted stock awards is as follows: up to thirty-three and one-third percent (33 1/3%) of the maximum number of restricted stock units vests on the day the Compensation Committee certifies the Company’s modified earnings per share for 2009 (such date of certification being referred to as the “First Vesting Date”), and the same number of restricted shares that vested on the First Vesting Date vests on both the first anniversary and the second anniversary of the First Vesting Date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). In accordance with SEC rules, the target number of achievable shares is shown above because in fiscal year 2009, the Company exceeded the threshold modified earnings per share specified in the award.

(15)     Represents the target payout of a performance-based restricted stock unit award made on February 26, 2009, at $47.69, the Company’s closing stock price on December 31, 2009. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal a range of improvement in modified earnings per share. If the Company’s 2009 modified EPS were equal to or greater than $2.59, then the executives would be entitled to a number of shares ranging from 60% to 160% of the target number of shares granted. Modified EPS of $3.01 for 2009 led to an actual payout of 94.29% of the target number of units for each executive. One-third of the total number of units earned vested in February 2010, and the same number of restricted shares will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(16)     Represents the balance of a stock option granted on May 15, 2008, which vests in equal annual installments on May 15, 2010 and 2011 so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(17)     Represents the balance of a stock option granted on July 10, 2008, which vests in equal annual installments on July 10, 2010, 2011, 2012 and 2013, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(18)     Represents the balance of a stock option granted on July 10, 2008, which vests in equal annual installments on July 10, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Option Exercises and Stock Vested During 2009

The following table reports information regarding stock option exercises and the vesting of stock awards during fiscal year 2009 by the Company’s named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2009.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	On	Acquired on	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Marc N. Casper	—	—	21,369	$879,375

Peter M. Wilver	—	—	12,911	$512,274

Gregory J. Herrema	—	—	6,877	$262,677

Alan J. Malus	—	—	21,659	$852,890

Edward A. Pesicka	—	—	18,421	$694,594

Marijn E. Dekkers	669,960	$5,424,661	15,133	$644,556

(1)     The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)     The amounts shown in this column represent the number of shares vesting multiplied by the market price on the date of vesting.

Pension Benefits

Prior to the merger of Thermo Electron Corporation and Fisher Scientific International, Inc. (“Fisher”) (the “Fisher Merger”), Fisher maintained the Fisher Retirement Plan (which was renamed after the merger to the Thermo Fisher Scientific Inc. Retirement Plan, or the “Retirement Plan”), a broad-based, U.S. tax-qualified “cash balance” pension plan. Each month prior to January 1, 2006, Fisher credited each participating employee with an amount equal to 3.5% of monthly compensation, which included base salary plus certain annual bonuses and other types of compensation.

The Retirement Plan credits participants monthly with interest on their cash balances. The interest credit is equal to the balance of the participant’s account as of the close of the prior calendar month multiplied by the applicable interest rate. The Retirement Plan sets the interest rate each year based on the average of the interest rates for the thirty-year U.S. Treasury Note over the 12-month period ending during November of the preceding plan year. For 2009, the interest rate was 4.5%.

The Retirement Plan was amended, effective December 31, 2005, to discontinue future benefit accruals (other than crediting interest to outstanding account balances) as of such date. Accordingly, effective January 1, 2006, Fisher no longer credited each participating employee with an amount equal to 3.5% of the employee’s monthly compensation. However, participants continue to earn interest on their previously accrued benefit (account balance). Generally, all participants who were employed as of January 1, 2006 became fully vested in their accrued benefits under the Retirement Plan as of such date. Vested participants can generally elect to receive their benefits under the Retirement Plan after separation from service in either a lump sum or an annuity.

The table below shows the present value of accumulated benefits payable to each of the named executive officers under the Retirement Plan. As the Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger, and was frozen prior to the merger, only Messrs. Malus and Pesicka (former employees of Fisher) participate in the Retirement Plan.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Marc N. Casper	—	—	—	—
Peter M. Wilver	—	—	—	—
Gregory J. Herrema	—	—	—	—
Alan J. Malus	Thermo Fisher Scientific Inc. Retirement Plan	11	$54,256	—
Edward A. Pesicka	Thermo Fisher Scientific Inc. Retirement Plan	10	$40,523	—
Marijn E. Dekkers	—	—	—	—

(1)     Represents the actuarial present value of accumulated benefit as of December 31, 2009 under the Retirement Plan, based on assumptions of a 5.5% discount rate, a cash balance interest crediting rate of 4.5%, and a retirement age of 65.

Nonqualified Deferred Compensation For 2009

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Aggregate Balance at
Name	in Last FY ($)(1)	in Last FY ($)(2)	Last FY ($)	Distributions ($)	Last FYE ($)(3)
Marc N. Casper	$87,210	$77,770	$159,966	—	$806,651(4)
Peter M. Wilver	$87,683	$48,710	$15,848	—	$158,114(5)
Gregory J. Herrema	$167,743	$29,157	$108,892	—	$770,980(6)
Alan J. Malus	$231,854	$46,173	$57,406	—	$513,071(7)
Edward A. Pesicka	$126,800	$36,020	$32,746	—	$160,951(8)
Marijn E. Dekkers	$118,592	$39,537	$691,871	$1,669,156	$1,364,052

(1)     Represents deferral of a portion of 2009 salary and/or bonus earned for 2009 performance. This amount is also included in the “Salary” and/or the “Non-Equity Incentive Plan Compensation” columns in 2009 for the named executive officer in the Summary Compensation Table on page 22.

(2)     Represents a matching Company contribution in the deferred compensation plan with respect to 2009 salary and/or bonus earned for 2009, which amount is also included, for each of the named executive officers, in the “All Other Compensation” column for 2009 in the Summary Compensation Table on page 22.

(3)     Includes, for all named executive officers other than Mr. Dekkers, a matching Company contribution payable in 2010 in the deferred compensation plan with respect to bonus earned for 2009 performance.

(4)     Of this amount, $71,000 was withheld from Mr. Casper’s bonus earned for 2008 performance for deferral and $37,738 was withheld from his 2009 salary for deferral, which amounts are also included in the “Non-Equity Incentive Plan Compensation” and “Salary” columns, respectively, for 2008 and 2009 for Mr. Casper in the Summary Compensation Table on page 22.

(5)     Of this amount, $60,683 was withheld from Mr. Wilver’s 2009 salary for deferral, which amount is also included in the “Salary” column for 2009 for Mr. Wilver in the Summary Compensation Table on page 22.

(6)     Of this amount, $22,833 was withheld from Mr. Herrema’s 2009 salary for deferral, which amount is also included in the “Salary” column for 2009 for Mr. Herrema in the Summary Compensation Table on page 22.

(7)     Of this amount, $204,265 was withheld from Mr. Malus’ 2009 salary for deferral and $200,000 was withheld from his 2008 salary for deferral, which amounts are also included in the “Salary” columns for 2009 and 2008, respectively for Mr. Malus in the Summary Compensation Table on page 22.

(8)     Of this amount, $68,836 was withheld from Mr. Pesicka’s 2009 salary for deferral, which amount is also included in the “Salary” column for 2009 for Mr. Pesicka in the Summary Compensation Table on page 22.

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the plan in effect for amounts deferred on or after January 1, 2005 through December 31, 2008 (the “2005 Deferred Compensation Plan”), a participant had the right to defer receipt of his or her annual base salary (up to 90%) and/or annual incentive bonus (up to 100%) until he or she ceased to serve as an employee of the Company or until a future date while the participant continued to be an employee of the Company. The Company credited (or debited) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that were available under the deferred compensation plan (an equity index fund, a bond index fund, and a money market fund) as selected by the participant. The participant did not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Code as enacted under The American Jobs Creation Act of 2004. The 2005 Deferred Compensation Plan remains in existence and applies to amounts deferred between January 1, 2005 and December 31, 2008. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.

The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.

During the year ended December 31, 2009, participants in the Original Deferred Compensation Plan and the 2005 Deferred Compensation Plan were given the opportunity to select among several investment funds. The Original Deferred Compensation Plan and the 2005 Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2009.

Name of Fund	Rate of Return (assuming reinvestment of dividends)
T. Rowe Price Retirement Income Fund	22.06%
T. Rowe Price Retirement 2005 Fund	24.55%
T. Rowe Price Retirement 2010 Fund	27.95%
T. Rowe Price Retirement 2015 Fund	31.35%
T. Rowe Price Retirement 2020 Fund	34.19%
T. Rowe Price Retirement 2025 Fund	36.29%
T. Rowe Price Retirement 2030 Fund	37.99%
T. Rowe Price Retirement 2035 Fund	39.04%
T. Rowe Price Retirement 2040 Fund	39.07%
T. Rowe Price Retirement 2045 Fund	39.10%
T. Rowe Price Retirement 2050 Fund	38.92%
T. Rowe Price Retirement 2055 Fund	38.97%
T. Rowe Price Stable Value Common Trust Fund	4.20%
Western Asset Core Plus Institutional	26.21%
Dodge & Cox Stock Fund	31.27%
SSgA S&P 500 Index C	28.49%
T. Rowe Price Growth Stock Trust	43.28%
Vanguard Mid Cap Index Institutional	40.51%
Jennison Institutional US Small Cap Equity	34.09%
Dodge & Cox International Stock	47.46%

In September 2008, the Compensation Committee approved the Amended and Restated 2005 Deferred Compensation Plan, effective January 1, 2009 (the “Amended and Restated Deferred Compensation Plan”). Pursuant to the Amended and Restated Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary (up to 50%) and/or bonus (up to 50%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. Amounts deferred under this plan can be invested in an array of mutual funds and vehicles, administered by The Newport Group, which are similar to the investment options available in the Company’s 401(k) Plan. The Amended and Restated Deferred Compensation Plan is substantially similar to the original 2005 Deferred Compensation Plan, except the Amended and Restated Deferred Compensation Plan includes a Company match of 100% of the first 6% of pay that is deferred into the Plan over the IRS annual compensation limit for 401(k) purposes. In connection with the approval of the Amended and Restated Deferred Compensation Plan, the Company’s Compensation Committee also approved a one-time credit in the deferred compensation accounts of eligible plan participants who did not elect to defer 6% of their 2008 bonus, payable in March 2009. Code Section 409A effectively prohibited these eligible participants from making deferrals of the 2008 bonus in 2008. The one-time credit is equal to the 6% match they would have received had they deferred 6% of their March 2009 bonus payment. In order to receive this one-time credit, eligible plan participants who did not elect to defer a portion of their 2008 bonus and who are officers of the Company were required to defer at least 6% of their 2009 salary to the plan.

Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control

Employment, Retention and Severance Agreements

Employment Agreement with Mr. Dekkers

The amended and restated employment agreement with Mr. Dekkers, which was executed on April 7, 2008 and pursuant to which he served as president and chief executive officer of the Company until his resignation from the Company on September 15, 2009 (effective October 15, 2009) (the “Employment Agreement”), was for a term ending December 31, 2017. The Employment Agreement provided for an annual base salary of $1,218,000 and a target annual incentive bonus of 125% of base salary. The actual amount paid as a bonus in any given year was a multiple of zero to two times the target amount. The Employment Agreement provided that in the event Mr. Dekkers’ employment was terminated by Mr. Dekkers without “good reason’’ (as it was due to his resignation from the Company), he would receive his base salary through the date of termination and (A) no further vesting of stock options would occur and he would have 90 days to exercise all vested and outstanding stock options (except for one stock option grant made in 2000, as to which he would have 60 days to exercise) (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock granted to him as to which transfer restrictions had not lapsed would be forfeited.

The Employment Agreement includes a noncompetition and nonsolicitation provision providing that during the term of Mr. Dekkers’ employment with the Company, and for a period of two years thereafter, Mr. Dekkers would not compete with the Company, nor would he solicit or hire employees of the Company or solicit customers of the Company.

Executive Change in Control Retention Agreements

In May 2008, in connection with the expiration of its existing change in control retention agreements with executives (other than Mr. Dekkers), the Compensation Committee authorized new executive change in control retention agreements with executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

The 2008 executive change in control retention agreements with Messrs. Wilver, Herrema, Malus and Pesicka provide that, upon a qualifying termination, the executive would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000.

The expired executive change in control agreements with Messrs. Wilver, Herrema, Malus and Pesicka contained a tax gross-up payment in the event that total payments exceeded the maximum amount allowable without being treated as so-called “excess parachute payments” under the applicable provisions of the Code. The 2008 agreements contain a “modified gross-up provision,” such that the executive does not receive a tax gross-up unless the total payments exceed 110% of the maximum amount allowable without being treated as excess parachute payments under the Code. In the event that the total payments under the 2008 agreements are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving any excess parachute payments, the executive’s payments will be “cutback” so that the total payments he receives will not cause him to be treated as receiving any excess parachute payments.

In February 2009, the Company’s Compensation Committee approved a new form of executive change in control agreement for executives joining the Company after February 2009. The new form of change in control agreement eliminated any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements.

In November 2009, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper signed a new change in control agreement that was substantially similar to his old agreement. The agreement provides that, upon a qualifying termination, he would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of Mr. Casper’s annual base salary as in effect immediately prior to the “change in control date” or the “date of termination,” as those terms are defined therein, and (y) the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination, and (B) a pro rata bonus for the year of termination, based on the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination. In addition, Mr. Casper would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to Mr. Casper up to an aggregate of $20,000. Mr. Casper’s new change in control agreement with the Company provides that he would not receive any tax gross-up payment (or modified tax gross-up payment) in the event that total payments exceeded the maximum amount allowable without being treated as “excess parachute payments” under the Code.

Executive Severance Policy

The Company maintains an executive severance policy for executives that provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his annual base salary then in effect, and (B) 1.5 times his target bonus for the year in which the date of termination occurs, except that if the executive receives benefits under the executive change in control retention agreement described above, he would not be entitled to also receive benefits under the executive severance policy. In addition, for 18 months after the date of termination, the executive would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Messrs. Wilver, Herrema, Malus, and Pesicka are eligible to receive benefits under the Company’s executive severance policy.

In February 2010, the Company adopted an amendment to the executive severance policy in order to comply with a recent Internal Revenue Service ruling. The Company adopted the amendment in order to preserve the tax deductibility of the Company’s annual performance-bonuses to executive officers. The amendment provides that an executive officer who is terminated during the year without “cause” (as defined in the policy) would receive, in addition to the amounts described above, a pro rata bonus for that year, based on his or her target bonus. That pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid, and only if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met.

Executive Severance Agreement

In November 2009, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper signed a restated executive severance agreement with the Company. The agreement provides that, in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) two (2) times his annual base salary then in effect, and (B) two (2) times his target bonus for the year in which the date of termination occurs, except that if Mr. Casper receives benefits under his executive change in control retention agreement described above, he would not be entitled to also receive benefits under his executive severance agreement. In addition, for two years after the date of termination, Mr. Casper would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, Mr. Casper would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment.

In February 2010, the Company and Mr. Casper also amended Mr. Casper’s severance agreement in order to comply with the Internal Revenue Service ruling referred to above, providing that, in the case of involuntary termination without “cause” or “good reason” termination of his employment (as each of those terms is defined in his agreement), Mr. Casper would only receive his pro rata bonus for the year of termination if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met, and that pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid.

Treatment of Equity

Upon death, disability, or a qualifying retirement of Messrs. Wilver, Herrema, Malus and Pesicka, outstanding stock options and time-based restricted stock awards and restricted stock unit awards will vest (except, in the case of a qualifying retirement, for performance-based restricted stock awards granted to Messrs. Wilver and Malus on November 9, 2006, which, once the performance conditions were met, became time-based vesting). In the event of an executive officer’s termination by the Company without “cause” or by the individual for “good reason,” as those terms are defined in the executive change in control agreements, within 18 months of a qualifying change in control, each outstanding stock option and time-based restricted stock award granted to an executive officer on or after November 9, 2006 will vest.

In the case of Mr. Casper, in the event he is terminated without “cause” or he leaves voluntarily for “good reason,” as those terms are defined in his severance agreement, both performance-based restricted stock awards (which, once the performance conditions were met, became time-based vesting), and stock options, granted on November 9, 2006, stock options granted on May 15, 2008, and certain tranches of stock options and time-based restricted stock units granted on November 21, 2009, will vest, and performance-based restricted stock units granted on November 21, 2009, associated with the then current measurement period, will vest if the applicable performance conditions are eventually met. In the event he is terminated without “cause” or he leaves voluntarily for “good reason” within 18 months of a qualifying change in control, as those terms are defined in his executive change in control agreement, performance-based restricted stock awards granted on November 9, 2006 and March 5, 2008 (both of which, once the performance conditions were met, became time-based vesting), stock options granted on November 9, 2006 and May 15, 2008, time-based restricted stock awards granted on March 5, 2008 and November 21, 2009, and time-based stock options granted on November 21, 2009 will vest, and performance-based restricted stock units granted on November 21, 2009, associated with the then-current measurement period, will vest if the applicable performance conditions are met at the time of the change in control. Upon his death or disability, performance-based restricted stock awards granted on November 9, 2006 and March 5, 2008 (both of which, once the performance conditions were met, became time-based vesting), stock options granted on November 9, 2006 and May 15, 2008, time-based restricted stock awards granted on March 5, 2008, time-based stock options granted on November 21, 2009, and fifty percent (50%) of time-based restricted stock awards granted on November 21, 2009, will vest, and performance-based restricted stock units granted on November 21, 2009, associated with the then-current measurement period, will vest at target.

Noncompetition Agreements

The Company has entered into noncompetition agreements with its executive officers and certain key employees, other than Mr. Dekkers, whose employment agreement also includes noncompetition and nonsolicitation provisions. See “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 33. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of eighteen (18) months in the case of Messrs. Wilver, Herrema, Malus and Pesicka, and twenty-four (24) months in the case of Mr. Casper, thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of eighteen (18) months after termination (or twenty-four (24) months in the case of Mr. Casper), to solicit or hire employees of the Company or to solicit customers of the Company.

Tables

The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon voluntary resignation, involuntary termination for cause, involuntary termination without cause or voluntarily for good reason, involuntary termination without cause or voluntarily for good reason within 18 months of a change in control, upon a change in control without termination, and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out can only be determined at the time of such event.

Marijn Dekkers resigned as President and Chief Executive Officer and from the Board of Directors of the Company, effective October 15, 2009. Mr. Dekkers’ employment was terminated by Mr. Dekkers without “good reason” as defined in his Employment Agreement, and therefore upon his departure he was entitled only to his base salary through the date of termination, shares of restricted stock that were vested as of the date of his termination, and the right to exercise stock options that were vested through the date of his termination for a period of 90 days (except for one stock option grant made in 2000, as to which he would have 60 days to exercise).

Marc N. Casper

The following table shows the potential payments upon termination or a change in control of the Company for Marc Casper, the Company’s President and Chief Executive Officer.

	Voluntary					Involuntary
	Resignation			Involuntary		Without Cause or
	Without			Without Cause or		by Executive for
	Good		Involuntary	by Executive for		Good Reason		CIC Without
	Reason		For Cause	Good Reason		(with CIC)		Termination	Disability		Death
	12/31/09(1)		12/31/09(1)	12/31/09(1)		12/31/09(1)		12/31/09	12/31/09(1)		12/31/09(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,860,000		$1,860,000		$0	$0		$0
Bonus	$0		$0	$1,649,066		$1,649,066		$0	$0		$0
Pro-rata Bonus	$824,533	(2)	$0	$823,266	(3)	$824,533	(4)	$0	$823,266	(3)	$823,266	(3)

Total Cash Severance	$824,533		$0	$4,332,332		$4,333,599		$0	$823,266		$823,266
Benefits & Perquisites
Health and Welfare Benefits(5)	$0		$0	$53,179		$53,179		$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$73,179		$73,179		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		N/A		$N/A	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$570,883		$1,113,283		$0	$1,113,283		$1,113,283
Value of Accelerated Restricted Stock(6)	$0		$0	$2,642,026		$10,631,913		$0	$5,862,913		$5,862,913
Value of Accelerated Performance Restricted Stock and Units	$0		$0	$0		$0		$0	$2,384,500		$2,384,500

Total Value of Accelerated Equity Grants	$0		$0	$3,212,909		$11,745,196		$0	$9,360,696		$9,360,696

Total Value: Incremental Benefits	$824,533		$0	$7,618,420		$16,151,974		$0	$10,183,962		$10,183,962

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 30.

(2)     Represents an assumed target bonus award for 2009.

(3)     Represents target bonus for 2009.

(4)     Represents bonus paid in 2009 for 2008 performance.

(5)     Includes for the two-year period (a) premiums of $24,965 with respect to medical and dental insurance, and (b) premiums of $28,251 paid by the Company for life insurance.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009 of $47.69.

Gregory J. Herrema

The following table shows the potential payments upon termination or a change in control of the Company for Gregory Herrema, the Company’s Senior Vice President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good
	Good		Involuntary	for Good		Reason		CIC Without
	Reason		For Cause	Reason		(with CIC)		Termination	Disability		Death
	12/31/09(1)		12/31/09(1)	12/31/09(1)		12/31/09(1)		12/31/09	12/31/09(1)		12/31/09(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$690,045		$920,060		$0	$0		$0
Bonus	$0		$0	$483,032		$644,042		$0	$0		$0
Pro-rata Bonus	$322,021	(2)	$0	$322,021	(3)	$322,021	(3)	$0	$322,021	(2)	$322,021	(2)

Total Cash Severance	$322,021		$0	$1,495,098		$1,886,123		$0	$322,021		$322,021
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$21,103	(4)	$28,523	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$41,103		$48,523		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$1,048,670		$0	$1,048,670		$1,048,670
Value of Accelerated Restricted Stock(6)	$0		$0	$0		$1,333,126		$0	$1,333,126		$1,333,126
Value of Accelerated Performance Restricted Stock and Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,381,796		$0	$2,381,796		$2,381,796

Total Value: Incremental Benefits	$322,021		$0	$1,536,200		$4,316,442		$0	$2,703,817		$2,703,817

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 30.

(2)     Represents an assumed target bonus award for 2009.

(3)     Represents target bonus for 2009.

(4)     Includes for the 1.5 year period (a) premiums of $18,808 with respect to medical and dental insurance, and (b) premiums of $2,295 paid by the Company for life insurance.

(5)     Includes for the two-year period (a) premiums of $25,464 with respect to medical and dental insurance, and (b) premiums of $3,059 paid by the Company for life insurance.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009 of $47.69.

Alan J. Malus

The following table shows the potential payments upon termination or a change in control of the Company for Alan Malus, the Company’s Senior Vice President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good
	Good		Involuntary	for Good		Reason		CIC Without
	Reason		For Cause	Reason		(with CIC)		Termination	Disability		Death
	12/31/09(1)		12/31/09(1)	12/31/09(1)		12/31/09(1)		12/31/09	12/31/09(1)		12/31/09(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$821,115		$1,094,820		$0	$0		$0
Bonus	$0		$0	$574,781		$766,374		$0	$0		$0
Pro-rata Bonus	$383,187	(2)	$0	$383,187	(3)	$383,187	(3)	$0	$383,187	(2)	$383,187	(2)

Total Cash Severance	$383,187		$0	$1,779,083		$2,244,381		$0	$383,187		$383,187
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$19,787	(4)	$26,746	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$39,787		$46,746		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$1,196,932		$0	$1,196,932		$1,196,932
Value of Accelerated Restricted Stock(6)	$0		$0	$154,993		$1,668,959		$0	$1,668,959		$1,668,959
Value of Accelerated Performance Restricted Stock and Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$154,993		$2,865,891		$0	$2,865,891		$2,865,891

Total Value: Incremental Benefits	$383,187		$0	$1,973,862		$5,157,019		$0	$3,249,078		$3,249,078

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan and the Company’s deferred compensation plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, respectively, on pages 29 and 30.

(2)     Represents an assumed target bonus award for 2009.

(3)     Represents target bonus for 2009.

(4)     Includes for the 1.5 year period (a) premiums of $17,076 with respect to medical and dental insurance, and (b) premiums of $2,711 paid by the Company for life insurance.

(5)     Includes for the two-year period (a) premiums of $23,131 with respect to medical and dental insurance, and (b) premiums of $3,615 paid by the Company for life insurance.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009 of $47.69.

Edward A. Pesicka

The following table shows the potential payments upon termination or a change in control of the Company for Edward Pesicka, the Company’s Senior Vice President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good		CIC
	Good		Involuntary	for Good		Reason		Without
	Reason		For Cause	Reason		(with CIC)		Termination	Disability		Death
	12/31/09(1)		12/31/09(1)	12/31/09(1)		12/31/09(1)		12/31/09	12/31/09(1)		12/31/09(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$690,045		$920,060		$0	$0		$0
Bonus	$0		$0	$483,032		$644,042		$0	$0		$0
Pro-rata Bonus	$322,021	(2)	$0	$322,021	(3)	$322,021	(3)	$0	$322,021	(2)	$322,021	(2)

Total Cash Severance	$322,021		$0	$1,495,098		$1,886,123		$0	$322,021		$322,021
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$20,704	(4)	$27,983	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$40,704		$47,983		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$1,074,935		$0	$1,074,935		$1,074,935
Value of Accelerated Restricted Stock(6)	$0		$0	$0		$1,318,104		$0	$1,318,104		$1,318,104
Value of Accelerated Performance Restricted Stock and Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,393,039		$0	$2,393,039		$2,393,039

Total Value: Incremental Benefits	$322,021		$0	$1,535,801		$4,327,145		$0	$2,715,060		$2,715,060

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan and the Company’s deferred compensation plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, respectively, on pages 29 and 30.

(2)     Represents an assumed target bonus award for 2009.

(3)     Represents target bonus for 2009.

(4)     Includes for the 1.5 year period (a) premiums of $18,440 with respect to medical and dental insurance, and (b) premiums of $2,264 paid by the Company for life insurance.

(5)     Includes for the two-year period (a) premiums of $24,965 with respect to medical and dental insurance, and (b) premiums of $3,018 paid by the Company for life insurance.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009 of $47.69.

Peter M. Wilver

The following table shows the potential payments upon termination or a change in control of the Company for Peter Wilver, the Company’s Senior Vice President and Chief Financial Officer.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good		CIC
	Good		Involuntary	for Good		Reason		Without
	Reason		For Cause	Reason		(with CIC)		Termination	Disability		Death
	12/31/09(1)		12/31/09(1)	12/31/09(1)		12/31/09(1)		12/31/09	12/31/09(1)		12/31/09(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$900,000		$1,200,000		$0	$0		$0
Bonus	$0		$0	$675,000		$900,000		$0	$0		$0
Pro-rata Bonus	$450,000	(2)	$0	$450,000	(3)	$450,000	(3)	$0	$450,000	(2)	$450,000	(2)

Total Cash Severance	$450,000		$0	$2,025,000		$2,550,000		$0	$450,000		$450,000
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$13,776	(4)	$18,587	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$33,776		$38,587		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$0		$1,005,059		$0	$1,005,059		$1,005,059
Value of Accelerated Restricted Stock(6)	$0		$0	$115,362		$1,552,596		$0	$1,552,596		$1,552,596
Value of Accelerated Performance Restricted Stock and Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$115,362		$2,557,655		$0	$2,557,655		$2,557,655

Total Value: Incremental Benefits	$450,000		$0	$2,174,138		$5,146,242		$0	$3,007,655		$3,007,655

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 30.

(2)     Represents an assumed target bonus award for 2009.

(3)     Represents target bonus for 2009.

(4)     Includes for the 1.5 year period (a) premiums of $10,785 with respect to medical and dental insurance, and (b) premiums of $2,991 paid by the Company for life insurance.

(5)     Includes for the two-year period (a) premiums of $14,599 with respect to medical and dental insurance, and (b) premiums of $3,988 paid by the Company for life insurance.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2009 of $47.69.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews director compensation and makes recommendations to the Board for changes when deemed appropriate. The Board then acts on any such recommendation by the Compensation Committee.

Cash Compensation

During 2009, each non-management director (except Mr. Manzi) received an annual retainer of $70,000. If a Board committee met more than six times during a calendar year, then the members thereof received an additional per committee meeting fee, for meetings attended in excess of six ($1,500 per committee meeting attended in person occurring on a day other than a day on which the Board meets; $1,000 per committee meeting attended in person occurring on the same day as a Board meeting; $750 per committee meeting attended by means of conference telephone).

The chairpersons of each of the Audit, Compensation, and Nominating and Corporate Governance Committees, as well as the chairpersons of the Strategy and Finance Committee of the Board (the “Strategy Committee”), which committee consists of Ms. Lewent (Chair), Messrs. Casper and Kaufman and Drs. Porter and Jacks, and the Corporate Social Responsibility Committee of the Board, which Committee consists of Ms. Ullian (Chair), Mr. Bell, Ms. Lewent and Mr. Parrett, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $20,000, the chairman of the Compensation Committee receives an additional annual retainer of $10,000, and, during 2009, the chairpersons of each of the Nominating and Corporate Governance, Strategy and Corporate Social Responsibility Committees received an additional annual retainer of $5,000. In addition, if the Board elects a Presiding Director, that person receives an additional annual retainer of $3,000.

Mr. Manzi serves as Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). Mr. Casper, as an employee of the Company, receives no additional compensation from the Company for service as a director. Mr. Dekkers served as a director of the Company through October 15, 2009, and as an employee of the Company, received no additional compensation from the Company for his service as a director. Payment of the annual retainers and fees during 2009 were made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Effective February 26, 2010, each non-management director will receive an annual retainer of $80,000, and meeting fees were eliminated. Additionally, the chairpersons of the Nominating and Corporate Governance, Strategy and Corporate Social Responsibility Committees will each receive an additional annual retainer of $10,000 (increased from the $5,000 they received in 2009).

Deferred Compensation Plans for Directors

The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer and meeting fees (if applicable). Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2009, a total of 286,262 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 13,836 shares of Common Stock were accumulated.

Prior to the Fisher Merger, Fisher maintained a Deferred Compensation Plan for non-employee directors of Fisher, pursuant to which they could elect to have all or any portion of compensation credited to a deferred compensation account. Amounts credited to the director’s account accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Deferred amounts are paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors of Fisher or of a later calendar year specified by the director. Prior to the Fisher Merger, during his service on the Fisher board of directors, Mr. Sperling had deferred amounts under this plan. On January 2, 2009, Mr. Sperling received a final payment of $61,626, after which he had no balance in his account.

Fisher Retirement Plan for Non-Employee Directors

Fisher maintained a Retirement Plan for non-employee directors, pursuant to which a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement from the Fisher board. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. The Fisher Merger resulted in a termination of service from the Fisher board for Mr. Sperling, which resulted in the commencement of the payout of benefits under the Retirement Plan. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Mr. Sperling receives a quarterly payment under this plan of $12,000.

Stock-Based Compensation

Non-management directors currently receive annual grants of shares of Common Stock with a value of $125,000 based on the closing price of the stock on the date of grant. In May 2009 each non-management director on the Board at that time received a grant of 3,540 shares of Common Stock. New non-management directors currently receive an initial option grant upon election to the Board.

Matching Charitable Donation Program

The Company has a matching charitable donation program for independent directors, pursuant to which the Company matches donations made by a director to a charity selected by the director, up to $10,000 per director per year.

Summary Director Compensation Table

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2009:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred	All Other
	Paid in		Stock	Option	Compensation	Compensation
Name	Cash($)		Awards($)(1)	Awards($)(1)	Earnings	($)(2)	Total ($)
Michael A. Bell	$70,000	(3)	$125,033	—	—	—	$195,033
Tyler Jacks(4)	$45,558		—	$80,550	—	—	$126,108
Stephen P. Kaufman	$87,250		$125,033	—	—	$10,000	$222,283
Judy C. Lewent	$70,664		$125,033	—	—	$10,000	$205,697
Thomas J. Lynch(4)	$43,058		—	$80,550	—	—	$123,608
Peter J. Manning	$80,000		$125,033	—	—	$8,025	$213,058
Jim P. Manzi	$250,000		$125,033	—	—	$10,000	$385,033
William G. Parrett	$90,000		$125,033	—	—	$10,000	$225,033
Michael E. Porter	$80,000		$125,033	—	—	—	$205,033
Scott M. Sperling(5)	$74,750	(6)	$125,033	—	—	—	$199,783
Elaine S. Ullian	$85,445	(7)	$125,033	—	—	—	$210,478

(1)     These amounts represent the aggregate grant date fair value of stock awards and stock options granted to directors in 2009, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors for these awards during fiscal year 2009. In May 2009, each non-management director on the Board at that time received a grant of 3,540 fully vested shares, having a grant date fair value of $125,033, all of which is included in the “stock awards” column.

The following table shows, for each of our non-employee directors, information concerning stock option awards granted during their respective service periods in fiscal 2009 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock option awards outstanding as of December 31, 2009:

		Grant Date Fair Value of	Aggregate Stock Option
	Number of Stock Options	Stock Options Granted	Awards Outstanding as
Name	Granted in 2009	in 2009	of 12/31/09
Michael A. Bell	—	—	15,000
Tyler Jacks	15,000	$80,550	15,000
Stephen P. Kaufman	—	—	15,000
Judy C. Lewent	—	—	15,000
Thomas J. Lynch	15,000	$80,550	15,000
Peter J. Manning	—	—	41,100
Jim P. Manzi	—	—	255,600
William G. Parrett	—	—	15,000
Michael E. Porter	—	—	48,600
Scott M. Sperling	—	—	75,600
Elaine S. Ullian	—	—	48,600

(2)     Represents matching company contributions under the Matching Charitable Donation Program for Directors.

(3)     Includes compensation in the amount of $35,000 deferred and issued as 904 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(4)     Elected to the Board in 2009.

(5)     Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

(6)     Includes compensation in the amount of $74,750 deferred and issued as 1,911 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(7)     Includes compensation in the amount of $85,445 deferred and issued as 2,158 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

Stock Ownership Policy for Directors

The Compensation Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold shares of Common Stock equal in value to at least three times the annual cash retainer for directors. Directors who joined the Board after February 25, 2005 have a period of five years from the date of initial election to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers and fees (if applicable) will be counted towards this target. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading “Stock Ownership Policy” under the heading “Compensation Discussion and Analysis.”

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 12, 2010, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company’s executive officers named in the summary compensation table set forth under the heading “EXECUTIVE COMPENSATION” (the “named executive officers”), (c) all directors and current executive officers as a group, and (d) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount and Nature of Beneficial		Percent of
Name and Address of Beneficial Owner(1)	Ownership		Shares Beneficially Owned

BlackRock, Inc.	27,878,601	(2)	6.81%
Michael A. Bell	15,843	(3)	*
Marc N. Casper	500,740	(4)	*
Marijn E. Dekkers	0		*
Gregory J. Herrema	249,352	(5)	*
Tyler Jacks	1,100		*
Stephen P. Kaufman	16,683	(6)	*
Judy C. Lewent	8,540	(7)	*
Thomas J. Lynch	0		*
Alan J. Malus	248,164	(8)	*
Peter J. Manning	49,240	(9)	*
Jim P. Manzi	277,433	(10)	*
William G. Parrett	10,540	(11)	*
Edward A. Pesicka	291,682	(12)	*
Michael E. Porter	58,783	(13)	*
Scott M. Sperling	98,969	(14)	*
Elaine S. Ullian	59,800	(15)	*
Peter M. Wilver	256,034	(16)	*
All current directors and executive officers as a group (21 persons)	2,882,388	(17)	*

* Less than one percent.

(1)     The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned by executive officers and directors consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)     This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, which reported such ownership as of December 31, 2009. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 12, 2010.

(3)     Includes 160 shares held indirectly by the Michael A. Bell 1992 Trust and 10,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(4)     Includes 416,140 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010. Also includes 14,169 shares of restricted Common Stock which may be voted by Mr. Casper, but may not be sold or transferred until future vesting dates.

(5)     Includes 219,593 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010, and 11,657 restricted stock units that will vest within 60 days of February 12, 2010. Also includes 4,977 shares of restricted Common Stock which may be voted by Mr. Herrema, but may not be sold or transferred until future vesting dates.

(6)     Includes 10,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(7)     Includes 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(8)     Includes 166,080 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010 and 11,657 restricted stock units that will vest within 60 days of February 12, 2010. Also includes 10,123 shares of restricted Common Stock which may be voted by Mr. Malus, but may not be sold or transferred until future vesting dates.

(9)     Includes 41,100 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(10)     Includes 255,600 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(11)     Includes 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(12)     Includes 231,693 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010, and 11,657 restricted stock units that will vest within 60 days of February 12, 2010. Also includes 4,821 shares of restricted Common Stock which may be voted by Mr. Pesicka, but may not be sold or transferred until future vesting dates.

(13)     Includes 48,600 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(14)     Includes 75,600 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(15)     Includes 48,600 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010.

(16)     Includes 14,728 shares held indirectly by the Peter M. Wilver 2009 Qualified Annuity Interest Trust, 210,960 shares of Common Stock underlying stock options that are exercisable within 60 days of February 12, 2010, and 10,103 restricted stock units that will vest within 60 days of February 12, 2010. Also includes 9,688 shares of restricted Common Stock which may be voted by Mr. Wilver, but may not be sold or transferred until future vesting dates.

(17)     Includes, in addition to the items described above for the current named executive officers and directors, 941 shares held in the Company’s 401(k) Plan by executive officers other than the named executive officers, 546,513 shares of Common Stock underlying stock options held by executive officers other than the named executive officers that are exercisable within 60 days of February 12, 2010, 45,940 shares of restricted Common Stock and restricted stock units held by executive officers other than the named executive officers that will vest within 60 days of February 12, 2010 (or immediately if certain eligible executive officers retire), and 3,006 shares of restricted Common Stock beneficially owned by executive officers other than the named executive officers, which may be voted, but may not be sold or transferred until future vesting dates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company’s securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2009, except that in March 2010, the Company filed a late Form 4 with respect to 13 shares purchased by Mr. Bell in September 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•     the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•     the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•     whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•     any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

Michael Bell was elected to the Board on July 12, 2007. Mr. Bell is a Managing Director of Monitor Clipper Partners, a private equity investment firm based in Cambridge, Massachusetts. Monitor Clipper Partners currently manages over $1.5 billion of capital.

The Fisher Scientific International Inc. Defined Benefit Master Trust (the “Fisher Defined Benefit Plan” or the “DB Plan”) has invested in two funds managed by Monitor Clipper Partners. The commitment for these investments was made prior to the Fisher Merger. The Fisher Defined Benefit Plan made a capital commitment of $2,500,000 to the first fund (“Fund I”) in 1997 and has contributed $2,474,695 to Fund I. Fund I has returned $2,952,123 to the DB Plan through December 31, 2009, leaving remaining capital of $374,517. The DB Plan’s interests represent less than 0.5% of the partnership interests in Fund I.

The Fisher Defined Benefit Plan made a capital commitment of $2,100,000 to the second fund (“Fund II”) in 2003, and has contributed $2,055,206 to Fund II. Fund II has returned $567,802 to the DB Plan through December 31, 2009, leaving remaining capital of $1,175,040. The DB Plan’s interests represent less than 0.3% of the partnership interests in Fund II. As of December 31, 2009, the DB Plan’s investments in Fund I and Fund II (the “Funds”) represented less than 1% of the DB Plan’s total assets.

Monitor Clipper Partners collects from the Funds an annual management fee of approximately 2% of assets and receives a carried interest of approximately 20% in the performance of the Funds. Through his position as Managing Director of Monitor Clipper Partners and his ownership interest in the firm, Mr. Bell indirectly shares in the compensation paid by the Funds to Monitor Clipper Partners. These arrangements were not subject to the Company’s related person transaction policy described above because they were entered into by Fisher prior to the Fisher Merger.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in column (a))(2)
Equity Compensation Plans Approved By Security Holders(3)(4)(5)(6)	14,571,767	$40.47	23,745,118
Equity Compensation Plans Not Approved By Security Holders(7)	5,880,216	$41.32	1,679,354
Total	20,451,983	$40.74	25,424,472

(1)     This table excludes options to purchase shares of the Company’s formerly majority-owned subsidiaries which became options to purchase shares of the Company when the outside interests in those subsidiaries were repurchased by the Company during 1999 through 2002, and options to purchase shares of Fisher, which became options to purchase shares of the Company when the Company acquired Fisher in November 2006. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 1,577,828 shares at a weighted average exercise price of $23.74 per share are outstanding under these plans.

(2)     Equity compensation plans approved by security holders includes 7,800,667 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units) and equity compensation plans not approved by security holders includes 964,122 securities available for future issuance as awards other than options or stock appreciation rights.

(3)     Column (a) includes an aggregate of 13,836 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors’ fees and retainers accrued through December 31, 2009. Column (c) includes an additional 286,262 shares that are available under the Directors Deferred Compensation Plan. See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).

(4)     Column (a) includes an aggregate of 783,579 Common Stock time-based restricted stock units outstanding granted under the Company’s approved plans and 189,454 Common Stock time-based restricted stock units outstanding granted under unapproved plans. The weighted average exercise price set forth in column (b) does not take into account the Common Stock time-based units included in column (a).

(5)     Column (a) includes an aggregate of 1,196,000 Common Stock performance-based restricted stock units outstanding under the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock performance-based units included in column (a).

(6)     Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan (the “ESPP”), which has a remaining stockholder approved reserve of 1,900,149 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on June 30 and December 31) at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining stockholder approved reserve is included in column (c).

(7)     Equity compensation plans not approved by the Company’s stockholders are (i) the Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006, under which 70,082 shares are available for future issuance, and (ii) the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006 (the “Fisher 2005 Plan”), under which 1,609,272 shares are available for future issuance. In connection with the Fisher Merger, the Company assumed options to purchase stock under the Fisher 2005 Plan. At December 31, 2009, these options covered 910,956 shares of Common Stock at a weighted average exercise price of $32.23. Prior to the Fisher Merger, the Fisher 2005 Plan was approved by the Fisher stockholders. The material terms of these plans are described below.

Thermo Fisher Scientific Inc. Employees Equity Incentive Plan

The Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006 (the “Employees Equity Plan”), was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance; as of December 31, 2009, 70,082 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

Fisher Scientific International Inc. 2005 Equity and Incentive Plan

The Fisher 2005 Plan was originally adopted to secure for Fisher and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Fisher 2005 Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Fisher 2005 Plan, 7,250,000 shares were originally reserved for issuance (14,500,000 on a post-merger basis); as of December 31, 2009, 1,609,272 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of the Company’s internal control over financial reporting with management and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”).

The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with PwC the auditor’s independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

THE AUDIT COMMITTEE

William G. Parrett (Chairman)
Thomas J. Lynch
Peter J. Manning

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2009, and December 31, 2008:

	Fiscal 2009		Fiscal 2008

Audit Fees	$11,914,000	(1)	$12,533,000
Audit-Related Fees	$587,000		$230,000
Tax Fees	$4,453,000	(2)	$4,997,000	(2)
All Other Fees	—		—
Total Fees	$16,954,000		$17,760,000

(1)     Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2009.

(2)     Represents tax consulting services.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, financial accounting and reporting matters, internal controls review and SEC filing related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2009 and 2008.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2009 and 2008, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above and no services were provided pursuant to the de minimis exception.

-PROPOSAL 2-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010. During the 2009 fiscal year, PwC served as the Company’s independent auditors. See “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2010 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2010 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2010. Proxies solicited by the Board will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2010 Annual Meeting of Stockholders, and the deadline under our bylaws for stockholders to notify the Company of any proposals or director nominees has passed. Should any other matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2011 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 9, 2010. In addition, the Company’s bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2011 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary no earlier than January 23, 2011, and no later than February 7, 2011. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. In addition, the Company has engaged The Altman Group, Inc. in order to assist in the solicitation of proxies and will reimburse The Altman Group for its reasonable costs and expenses. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices of internet availability of proxy materials and annual reports. This means that only one copy of our proxy statement, notice of internet availability of proxy materials and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1111. If you want to receive separate copies of the proxy statement, notice of internet availability of proxy materials or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts
April 8, 2010

THERMO FISHER SCIENTIFIC INC.
81 WYMAN STREET
WALTHAM, MA 02451
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M23207-P93437-Z52400	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN   SIGNED  AND  DATED.

THERMO FISHER SCIENTIFIC INC.

The Board of Directors recommends you vote FOR each of the following nominees.

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Marc N. Casper	☐	☐	☐

	1b.	Tyler Jacks	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal.		For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010.	☐	☐	☐

3.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse side for instructions)			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M23208-P93437-Z52400
THERMO FISHER SCIENTIFIC INC.
This proxy is solicited by the Board of Directors
ANNUAL MEETING OF THE STOCKHOLDERS TO BE
HELD ON MAY 26, 2010
The stockholder(s) hereby appoint(s) Marc N. Casper, Jim P. Manzi and Peter M. Wilver, as proxies, each with power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of Thermo Fisher Scientific Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of the Stockholders to be held at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York 10023, on Wednesday, May 26, 2010, at 1:30 p.m., and at any adjournments or postponement thereof.
The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” ratification of selection of the independent auditors and as said proxies deem advisable on such other matters as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side